[File Pursuant to Rule 433]

TERM SHEET SUPPLEMENT

For use with base prospectus dated August 25, 2005

Residential Accredit Loans, Inc.

Depositor

Residential Funding Corporation

Sponsor and Master Servicer

QO Program

Mortgage Asset-Backed Pass-Through Certificates

(Issuable in Series)

The Trusts

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor. The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans, divided into two or more loan groups. The mortgage loans will be master serviced by Residential Funding Corporation.

The Certificates

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus. The certificates will be issued in series, each having its own designation. Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates. Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust. A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

You should consider carefully the risk factors beginning on page S-7 in this term sheet supplement.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

January 13, 2006

This term sheet supplement is not required to, and does not, contain all information that is required to be included in the related base prospectus and the prospectus supplement for any series. The information in this term sheet supplement is preliminary and is subject to completion or change.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase any of the offered certificates, supersedes information contained in any prior similar term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet supplement and any related term sheet for a series is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this term sheet supplement as a Relevant Member State, each underwriter will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this term sheet supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter will represent and agree that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to

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in this term sheet supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

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Important notice about information presented in any final term sheet for any class of offered certificates, this term sheet supplement and the related base prospectus with respect to any series of offered certificates

We provide information to you about the offered certificates of any series in three or more separate documents that provide progressively more detail:

•	the related base prospectus, dated August 25, 2005, which provides general information, some of which may not apply to your series of certificates;
•

this term sheet supplement, which provides general information about series of certificates issued pursuant to the depositor's QO program, some of which may not apply to the offered certificates of any series; and

•

one or more term sheets, which describe terms applicable to the classes of the series of offered certificates described therein and provides a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-126732.

The depositor’s principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

The information in this term sheet supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates of a series, supersedes any information contained in any prior similar materials relating to such certificates. The information in this term sheet supplement is preliminary, and is subject to completion or change. This term sheet supplement is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet supplement and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificates or any similar security and the underwriter’s obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity. You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the

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certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

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S           “This sentence is needed for page numbering DO NOT DELETE.”Table of Contents

                                                                                      PagePage

RISK FACTORS	S-7
Negative Amortization Loans and Deferred Interest	S-7
Risk of Loss	S-8
Limited Obligations	S-12
Liquidity Risks	S-12
High LTV Loans Without Mortgage Insurance	S-12
Risks Relating to Primary Mortgage Insurers	S-13
Risks Relating to Cooperative Loans	S-13
Bankruptcy Risks	S-14
Special Yield and Prepayment Considerations	S-14
ISSUING ENTITY	S-20
SPONSOR AND MASTER SERVICER	S-20
AFFILIATIONS AMONG TRANSACTION PARTIES	S-21
Description of the Mortgage Pool	S-22
General	S-22
Mortgage Rate Adjustment	S-24
Static Pool Information	S-25
Standard Hazard Insurance and Primary Mortgage Insurance	S-26
The Program	S-26
Underwriting Standards	S-28
Additional Information	S-28
DESCRIPTION OF THE CERTIFICATES	S-29
General	S-29
Glossary of Terms	S-30
Interest Distributions	S-38
Carryover Shortfall Amount Distributions	S-39
Carryover Shortfall Reserve Fund	S-39
Allocation of Net Deferred Interest	S-40
Determination of LIBOR	S-40
Determination of MTA	S-40
Prepayment Charges	S-41
Principal Distributions on the Senior Certificates	S-41
Principal Distributions on the Class M Certificates	S-42
Allocation of Losses; Subordination	S-44
Advances	S-47
Residual Interests	S-48
Certain Yield and Prepayment Considerations	S-50
General	S-50
Prepayment Considerations	S-50
Allocation of Principal Payments	S-52
Realized Losses and Interest Shortfalls	S-53
Pass-Through Rates	S-54
Purchase Price	S-55
Assumed Final Distribution Date	S-55
Weighted Average Life	S-55
Class M Certificate Yield Considerations	S-56
Additional Yield Considerations Applicable Solely to the Residual Certificates	S-56
Pooling and Servicing Agreement	S-57
General	S-57
Custodial Arrangements	S-57
Servicing and Other Compensation and Payment of Expenses	S-59
Reports to Certificateholders	S-60
Voting Rights	S-60
Termination	S-60
The Trustee	S-61
Legal Proceedings	S-62
Material Federal Income Tax Consequences	S-63
Special Tax Considerations Applicable to Certificates Related to any Yield Maintenance Agreement.	S-65
Special Tax Considerations Applicable to Residual Certificates	S-66
Tax Return Disclosure and Investor List Requirements	S-68
Penalty Protection	S-68
Use of Proceeds	S-68
Method of Distribution	S-68
Legal Opinions	S-69
Ratings	S-70
Legal Investment	S-71
ERISA Considerations	S-71

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RISK FACTORS

The offered certificates of any series are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

The mortgage loans included in the trust established for any series will be divided into two or more loan groups. The risks associated with an investment in different classes of offered certificates may be different as a result of the characteristics of the specific loan group to which the offered certificates relate.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Negative Amortization Loans and Deferred Interest

The yield on and weighted average lives of the certificates will be subject to negative amortization on the mortgage loans

The interest rates on the mortgage loans adjust monthly after an initial fixed rate period of generally one month or three months, but their minimum monthly payments adjust less frequently, subject to maximum interest rates, payments caps and other limitations. The initial interest rates on most of the mortgage loans are lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on any mortgage loan may not be paid. That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan.

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The amount of deferred interest, if any, with respect to mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the certificates. The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying unscheduled payments of principal received on the mortgage loans to interest distributions on the certificates. For any distribution date, the remaining deferred interest, or net deferred interest, on the mortgage loans will be deducted from the interest payable to the certificates as described in the final term sheet for a class of certificates. Allocations of net deferred interest could, as a result, affect the weighted average life of the affected class of certificates. Only the amount by which unscheduled payments of principal received on the mortgage loans exceeds the amount of deferred interest on the mortgage loans and scheduled payments of principal will be distributed as a principal distribution on the certificates. The increase in the certificate principal balance of any class of certificates may increase the period of time during which the applicable class of certificates could absorb realized losses on the mortgage loans. We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the certificates.

Risk of Loss

Underwriting standards may affect risk of loss on the mortgage loans.

Generally, the mortgage loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor’s affiliate, Residential Funding Mortgage Securities I, Inc. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.

Examples include the following:
• mortgage loans secured by non-owner occupied properties may present a greater risk that the borrower will stop making monthly payments if the borrower’s financial condition deteriorates;

•    mortgage loans with loan-to-value ratios greater than 80% (i.e., the amount of the loan at origination is 80% or more of the value of the mortgaged property) may increase the risk that the value of the mortgaged property will not be sufficient to satisfy the mortgage loan upon foreclosure;

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•    mortgage loans with loan-to-value ratios of greater than 80%, which may be as high as 100% at origination, with no mortgage insurance may increase the likelihood that the value of the mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure unless the value of the mortgaged property increases;

•    mortgage loans made to borrowers who have high debt-to-income ratios (i.e., the amount of debt service on the other debt of the borrower represents a large portion of his or her income) may result in a deterioration of the borrower’s financial condition that could make it difficult for the borrower to continue to make mortgage payments; and

• mortgage loans made to borrowers whose income is not required to be disclosed or verified may increase the risk that the borrower’s income is less than that represented.

Some of the mortgage loans with loan-to-value ratios over 80% may be insured by primary mortgage insurance. However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to 24 months old if there is a supporting broker’s price opinion, automated valuation, drive-by appraisal or other certification of value. If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

See “The Trusts—Underwriting Policies” and “Certain Legal Aspects of Mortgage Loans and Contracts” in the related base prospectus.

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The return on your certificates could be reduced by shortfalls due to the Servicemembers Civil Relief Act.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. Current or future military operations of the United States may increase the number of borrowers who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time. The master servicer for the applicable series of certificates will not be required to advance these shortfalls as delinquent payments, and the shortfalls will not be covered by any form of credit enhancement on the certificates of that series. Interest shortfalls on the mortgage loans included in the trust established for any series due to the application of the Relief Act or similar legislation or regulations will be applied to reduce the accrued interest on each interest-bearing class of certificates related to that mortgage loan on a pro rata basis.

The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses on the mortgage loans in any loan group will be borne primarily by the class of related certificates of that series with a certificate principal balance greater than zero with the lowest payment priority.

We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

See the definition of Accrued Certificate Interest under “Description of the Certificates—Glossary of Terms” in this term sheet supplement and “Certain Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the related base prospectus.

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The return on your certificates may be affected by losses on the mortgage loans, in the related mortgage pool, which could occur due to a variety of causes.

Losses on mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, as well as adverse changes in a borrower’s financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates may be particularly sensitive to changes in real estate markets in specific regions.

One risk of investing in mortgage-backed securities is created by any concentration of the related properties in one or more geographic regions. If the regional economy or housing market weakens in any region having a significant concentration of properties underlying the mortgage loans in any loan group, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to holders of the related certificates. A region’s economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages, or terrorist actions or acts of war. The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans included in any loan group may be concentrated in these regions. This concentration may result in greater losses to certificateholders than those generally present for similar mortgage-backed securities without that concentration.

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Several hurricanes, which struck Louisiana, Alabama, Mississippi, Texas and Florida in recent months, may have adversely affected mortgaged properties located in those states.  Generally, the mortgage pool does not include mortgage loans secured by mortgaged properties located in the federal emergency management agency (“FEMA”) designated individual assistance zones.  However, FEMA-designated individual assistance zones are subject to change from time to time by FEMA and, therefore, no assurance can be given that the mortgage pool is free of mortgage loans secured by mortgaged properties located in those areas.  Further, mortgage loans in the mortgage pool may be secured by mortgaged properties in FEMA-designated public assistance areas, which also may include mortgaged properties in areas that were affected by the hurricanes.  Residential Funding will make a representation and warranty that each mortgaged property underlying a mortgage loan in a loan group is free of damage and in good repair as of the closing date for that series.  In the event that a mortgaged property underlying a mortgage loan in a loan group is damaged as of the closing date for that series and that damage materially and adversely affects the value of or the interests of the holders of the related certificates in the related mortgage loan, Residential Funding will be required to repurchase the related mortgage loan from the trust.  Any such repurchases may shorten the weighted average lives of the certificates of that series.  We will not know how many mortgaged properties underlying the mortgage loans in a loan group will have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool for that series will be affected.

See “Description of the Mortgage Pool” in this term sheet supplement.
The return on your certificates will be reduced if losses exceed the credit enhancement available to your certificates.

Except as set forth in the final term sheet for a class of certificates, the only credit enhancement for any class of senior certificates of any series will be the subordination provided by the Class M Certificates and Class B Certificates of that series (and with respect to any class of super senior certificates, the subordination provided by the related class or classes of senior support certificates). The only credit enhancement for any Class M Certificates of any series will be the subordination provided by the Class B Certificates and by any class of Class M Certificates, if any, with a lower payment priority than that class. You should also be aware that the credit enhancement provided for some types of losses may be limited.

See “Description of the Certificates—Allocation of Losses; Subordination” in this term sheet supplement.

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The value of your certificates may be reduced if losses are higher than expected.

If the performance of the mortgage loans included in the trust established for any series is substantially worse than assumed by the rating agencies rating any class of certificates of that series, the ratings of any class of those certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

Limited Obligations
Payments on the mortgage loans are the sole source of payments on your certificates.

The certificates offered in each series will represent interests only in the trust established for that series. The certificates do not represent an ownership interest in or obligation of the depositor, the master servicer or any of their affiliates. If proceeds from the assets of the trust established for any series of certificates are not sufficient to make all payments provided for under the pooling and servicing agreement for that series, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.

Liquidity Risks
You may have to hold your certificates to maturity if their marketability is limited.

A secondary market for your certificates may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriters for the related series nor any other person will have any obligation to make a secondary market in your certificates, and you have no right to request redemption of your certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

A transfer of master servicing in the event of a master servicer default may increase the risk of payment application errors

If the master servicer defaults in its obligations under the pooling and servicing agreement, the master servicing of the mortgage loans may be transferred to the trustee or an alternate master servicer, as described under “The Pooling and Servicing Agreement – Rights Upon Event of Default” in the related base prospectus. In the event of such a transfer of master servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor master servicer.

High LTV Loans Without Mortgage Insurance

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The mortgage pool includes certain loans that may be subject to a higher risk of loss

Some of the mortgage loans may have an LTV ratio at origination in excess of 80% but may not be insured by a primary mortgage insurance policy. Although primary mortgage insurance policy is generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria. The likelihood that the value of the related mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher likelihood of losses with respect to these types of loans.

Risks Relating to Primary Mortgage Insurers
You may incur losses if a primary mortgage insurer fails to make payments under a primary mortgage insurance policy

Some of the mortgage loans may have an LTV ratio at origination in excess of 80% and may be insured by a primary mortgage insurance policy. If such a mortgage loan were subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of the related certificates as realized losses.

Risks Relating to Cooperative Loans

Cooperative loans have certain characteristics that may increase the risk of loss

Some of the mortgage loans may not be secured directly by real property but may be cooperative loans. A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative. Cooperative loans have certain characteristics that may increase the likelihood of losses.

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The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral. See “Certain Legal Aspects of Mortgage Loans and Contracts—The Mortgage Loans—Cooperative Loans” in the related base prospectus.

Bankruptcy Risks
Bankruptcy proceedings could delay or reduce distributions on the certificates.

The transfer of the mortgage loans from any applicable seller to the depositor will be intended by the parties to be and will be documented as a sale. However, if any seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the applicable mortgage loans as a loan secured by those mortgage loans or to consolidate those mortgage loans with the assets of that seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans included in the trust established for any series available to make payments on the certificates of that series.

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The Bankruptcy of a Borrower May Increase the Risk of Loss on a Mortgage Loan.

If a borrower becomes subject to a bankruptcy proceeding, a bankruptcy court may require modifications of the terms of a mortgage loan without a permanent forgiveness of the principal amount of the mortgage loan. Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. In addition, under the federal bankruptcy law, all actions against a borrower and the borrower’s property are automatically stayed upon the filing of a bankruptcy petition.

Special Yield and Prepayment Considerations
The yield on your certificates will vary depending on the rate of prepayments.	The yield to maturity on each class of offered certificates of any series will depend on a variety of factors, including:

•

the rate and timing of principal payments on the related mortgage loans including prepayments, net deferred interest on the mortgage loans, defaults and liquidations, and repurchases due to breaches of representations or warranties;

•	the allocation of principal payments on the related mortgage loans among the various classes of related offered certificates;

•	realized losses and interest shortfalls on the related mortgage loans;

•	the pass-through rate for that class; and

•	the purchase price of that class.

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The rate of prepayments is one of the most important and least predictable of these factors.

No assurances are given that the mortgage loans will prepay at any particular rate.

In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the mortgage loans will vary depending on future market conditions and other factors.

Since mortgagors, in most cases, can prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates are highly uncertain and are dependent upon a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer, the depositor or their affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate. Streamlined documentation programs involve less verification of underwriting information than traditional documentation programs.

See "Description of the Mortgage Pool – The Program" and “Certain Yield and Prepayment Considerations” in this term sheet supplement and “Maturity and Prepayment Considerations” in the related base prospectus.

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The recording of mortgages in the name of MERS may affect the yield on the certificates.

The mortgages or assignments of mortgage for all or a portion of the mortgage loans included in the trust established for any series may have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee for any series, then any related expenses shall be paid by the related trust and will reduce the amount available to pay principal of and interest on the related certificates with certificate principal balances greater than zero with the lowest payment priorities.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS® System, see "Description of the Mortgage Pool—Mortgage Pool Characteristics and “Certain Yield and Prepayment Considerations” in this term sheet supplement and “Description of the Certificates—Assignment of Mortgage Loans” in the related base prospectus.

The yield on your certificates will be affected by the specific terms that apply to that class, discussed below.

The offered certificates of each class included in a series will have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of yield considerations and prepayment sensitivities of some of the categories of certificates that may be included in any series.

See “Certain Yield and Prepayment Considerations” in this term sheet supplement.

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Class A Certificates

The Class A Certificates of any series, other than any interest only certificates, may be subject to various priorities for payment of principal. Distributions of principal on the Class A Certificates of any series entitled to principal distributions with an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the related loan group. Those classes of Class A Certificates of any series entitled to principal distributions with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the related mortgage loans not covered by any applicable credit enhancement since these classes will be outstanding for a longer period of time.

See “Description of the Certificates—Principal Distributions on the Senior Certificates” in this term sheet supplement.
Class X Certificates

Investors in the Class X Certificates should be aware that the yields on the Class X Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans included in the related loan group, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans included in the related loan group will have an adverse effect on the yields to investors in the Class X Certificates and could result in their failure to fully recover their initial investments.

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The yield to maturity on the Class X-IO Component will be particularly sensitive to the level of prepayments on the mortgage loans included in the related loan group with higher net mortgage rates. Interest will accrue on the Class X-IO Component at a pass-through rate equal to, for each distribution date, the excess, if any, of the weighted average of the net mortgage rates on the mortgage loans in the related loan group over the weighted average of the pass-through rates on another class or classes of certificates as and to the extent described in any final term sheet for such class. If mortgage interest rates decline, the higher interest rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur. Increases in any applicable index may increase the weighted average pass-through rate on the other certificates to which the pass-through rate on the Class X Certificates is related, which also could reduce the pass-through rate on the Class X-IO Component. If for any distribution date, the weighted average of the net mortgage rates on the mortgage loans in the related loan group is equal to the weighted average of the pass-through rates on the certificates to which the pass-through rate on the Class X Certificates is related, the Class X-IO Component will receive no distributions of interest on that distribution date.

The yields on the floating rate certificates may be affected by changes in interest rates.

The interest rate on any class of floating rate certificates will vary in accordance with an applicable interest rate index. Therefore, the yield to investors on any class of floating rate certificates will be extremely sensitive to fluctuations of the applicable interest rate index. In addition, the mortgage rates on the mortgage loans may be based on an index that is different from that of the mortgage loans, which may rise or fall more slowly or quickly, or may move in an opposite direction to the index applicable to the mortgage loans. We cannot assure you as to the level, rate or timing of changes in any index.

Certificates with a pass-through rate subject to a cap

The pass-through rates on one or more classes of certificates of any series may be subject to a cap equal to the weighted average of the net mortgage rates on the related mortgage loans, in some cases adjusted to an actual over 360-day rate, or the lesser of the weighted average of the net mortgage rates on the related mortgage loans, in some cases adjusted to an actual over 360-day rate, and a fixed rate per annum. Therefore, the prepayment of the related mortgage loans with higher mortgage rates may result in lower pass-through rates on those classes of certificates.

Investors in those classes of certificates should be aware that the mortgage rates on adjustable-rate mortgage loans may adjust at different times based on the related index, and sometimes after a fixed interest rate period. Consequently, the weighted average net mortgage rate on the related adjustable-rate mortgage loans, if any, during the related due period will be sensitive to fluctuations in the levels of the related indices on the adjustable-rate mortgage loans, and may be less than interest that would accrue on those classes of certificates in the absence of the applicable cap on their pass-through rate. In a rising interest rate environment, those classes of certificates may receive interest at the applicable cap rate for a protracted period of time.

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Interest Only Certificates

A class of interest only certificates included in any series will not be entitled to principal distributions and will receive interest distributions based on a notional amount, which may be based on all or a portion of the certificate principal balance of one or more classes of certificates included in the related series. Investors in a class of interest only certificates should be aware that the yield on that class will be extremely sensitive to the rate and timing of principal payments on the related class or classes of certificates, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the related class or classes of certificates will have an adverse effect on the yield to investors in a class of interest only certificates and could result in their failure to fully recover their initial investments.

Senior Support Certificates

Investors in a class of senior support certificates of any series should be aware that all or a portion of losses on the mortgage loans in the related loan group otherwise allocable to the related class or classes of super senior certificates will be allocated to that class of senior support certificates as and to the extent set forth in any final term sheet for that class. Therefore, the yield to maturity on that class of senior support certificates will be extremely sensitive to losses otherwise allocable to the related class or classes of super senior certificates.

Subordinated Certificates

The yield to investors in any class of the subordinated certificates of any series will be sensitive to the rate and timing of losses on the mortgage loans in all related loan groups for any series, if those losses are not covered by a more subordinate class of the subordinated certificates.

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It is not expected that a class of subordinated certificates, other than any class of senior support certificates, will receive any distributions of principal payments until the distribution date set forth in the final term sheet for a class of certificates. On or after that date, all or a disproportionately large portion of principal prepayments on the mortgage loans in each loan group may be allocated to the related senior certificates as described in this term sheet supplement, and none or a disproportionately small portion of principal prepayments on the mortgage loans in each loan group may be paid to the holders of the subordinated certificates, other than any class of senior support certificates.

As a result, the weighted average lives of the subordinated certificates may be longer than would otherwise be the case.

See “Summary—Credit Enhancement—Allocation of Losses” and “Description of the Certificates—Allocation of Losses; Subordination” in this term sheet supplement.
Certificates entitled to prepayment charges

As set forth in any final term sheet for a class of certificates, the holders of certain certificates may be entitled to prepayment charges collected in respect of the mortgage loans. The yield to maturity of those certificates will depend on the rate and timing of receipt of prepayment charges on the mortgage loans, which are difficult to predict and which may fluctuate significantly over time. Generally, each prepayment charge only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such mortgage loan. In addition, under certain instances the payment of any otherwise applicable prepayment charge may be waived by the master servicer. Investors should conduct their own analysis of the effect, if any, that rate and timing of payment of prepayment charges, or decisions by the master servicer with respect to waiver thereof, may have on the performance of those certificates entitled to prepayment charges. There can be no assurance as to the timing or amount of collections of prepayment charges or the effect of prepayment charges on the rate of prepayments on the mortgage loans. Further, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In that event, these amounts will not be available for distribution on the certificates entitled to prepayment charges.

See “Description of the Mortgage Pool – General” and “Certain Yield and Prepayment Considerations” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans and Contracts—Default Interest and Limitations on Prepayments” in the related base prospectus.

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Certificates related to any yield maintenance agreement

As set forth in any final term sheet for a class of certificates, the holders of certain certificates may benefit from a series of interest rate cap payments pursuant to a yield maintenance agreement. The purpose of a yield maintenance agreement is to partially mitigate the risk to the investors in the related certificates that the pass-through rate on their certificates will be lower than the index plus the related margin.

However, the amount payable to those investors under a yield maintenance agreement will be based on a notional amount equal to the lesser of the aggregate certificate principal balance of related certificates and an amount determined based on an assumed rate of prepayments on the mortgage loans. Accordingly, if prepayments occur at a slower rate than assumed, the amount payable on the yield maintenance agreement will be less than the amount of interest that would accrue on those certificates at the excess of the index over a certain rate per annum as set forth in the final term sheet for such class. In addition, if the index exceeds a certain rate per annum as set forth in the final term sheet for such class of certificates, no additional amounts are payable under the yield maintenance agreement. Any amount by which the amount paid by the yield maintenance agreement provider is less than the difference between the index plus the related margin and a rate set forth in the final term sheet for such class of certificates will not be payable from any source on that distribution date or any future distribution date.

Furthermore, investors under the yield maintenance agreement are subject to the risk that the yield maintenance agreement provider will default on all or a portion of its payment obligations under the yield maintenance agreement.

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ISSUING ENTITY

The depositor will establish a trust with respect to each series on the closing date for that series, under a series supplement, dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement, dated as of January 1, 2006, among the depositor, the master servicer and the trustee together with the series supplement, referred to herein as the pooling and servicing agreement. The pooling and servicing agreement is governed by the laws of the State of New York. On the closing date for each series, the depositor will deposit into the trust a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first liens on one- to four-family residential properties with terms to maturity of not more than 40 years. The mortgage pool will be divided into two or more loan groups. The trust will not have any additional equity. The pooling and servicing agreement for each series will authorize the trust to engage only in selling the certificates in exchange for the mortgage loans included in that trust, entering into and performing its obligations under the pooling and servicing agreement for that series, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders of that series.

The pooling and servicing agreement will provide that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement will state that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

Some capitalized terms used in this term sheet supplement have the meanings given below under “Description of the Certificates—Glossary of Terms” or in the related base prospectus under “Glossary.”

SPONSOR AND MASTER SERVICER

Residential Funding Corporation, a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See “The Trusts—Mortgage Collateral Sellers” and “—Qualifications of Sellers” for a general description of applicable seller/servicer eligibility requirements. Residential Funding Corporation’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding Corporation finances its operations primarily through its securitization program.

Residential Funding Corporation was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. General Motors Acceptance Corporation purchased Residential Funding Corporation in 1990. In 1995, Residential Funding Corporation expanded its business to include “Alt-A” first lien mortgage loans, such as the mortgage loans described in this prospectus. Residential Funding Corporation also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

Residential Funding Corporation’s overall procedures for originating and acquiring mortgage loans are described under “Description of the Mortgage Pools – The Program” in this term sheet supplement. Residential Funding Corporation’s material role and responsibilities in this transaction, including as master servicer, are described in the related base prospectus under “The Trusts – Qualification of Sellers” and “The Trusts – Repurchases of Mortgage Collateral” and in this term sheet

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supplement under “Pooling and Servicing Agreement – The Master Servicer and Subservicers –Master Servicer.”

Residential Funding Corporation’s wholly-owned subsidiary, Homecomings Financial Network, Inc., or Homecomings, originated and sold to Residential Funding Corporation certain of the mortgage loans included in the mortgage pool. See “Affiliations Among Transaction Parties,” “Description of the Mortgage Pool – Originators” and “Pooling and Servicing Agreement – The Master Servicer and Subservicers” in this term sheet supplement.

AFFILIATIONS AMONG TRANSACTION PARTIES

The diagram below illustrates the ownership structure among the affiliated transaction parties.

General Motors Corporation

General Motors Acceptance Corporation (GMAC)

Residential Capital Corporation

Residential Funding Corporation (Sponsor and Master Servicer)	Residential Accredit Loans, Inc. (Depositor)

General Motors Corporation

DESCRIPTION OF THE MORTGAGE POOL

General

The mortgage pool for each series will consist of payment-option, adjustable-rate mortgage loans with a negative amortization feature divided into two or more loan groups. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential properties.

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All of the mortgage loans included in the trust established for any series have been or will be purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this term sheet supplement and in the related base prospectus, or from HomeComings Financial Network, Inc., a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

The mortgage loans included in the trust for any series will be selected for inclusion in the mortgage pool from among mortgage loans purchased in connection with the Expanded Criteria Program described below based on the sponsor’s assessment of investor preferences and rating agency criteria.

The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans included in the trust established for any series as of the date of issuance of the certificates of that series. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan included in the related mortgage pool as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders of that series in any of those mortgage loans. Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the mortgage collateral sellers or the right to require the related mortgage collateral seller to repurchase any such mortgage loan if a breach of any of its representations and warranties occurs. Accordingly, the only representations and warranties regarding the mortgage loans included in the trust established for any series that will be made for the benefit of the certificateholders of that series will be the limited representations and warranties made by Residential Funding and the depositor described in this paragraph. See “The Trusts—Representations with Respect to Mortgage Collateral” in the related base prospectus.

A limited amount of losses on mortgage loans as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the related Class M Certificates and Class B Certificates of that series as described in this term sheet supplement under “Description of the Certificates—Allocation of Losses; Subordination” and, subject to any applicable limitations, all such losses allocated to a class of Insured Certificates of any series will be covered by the applicable financial guaranty insurance policy.

Loan Groups

As more fully described in any final term sheet for that series, the mortgage loans included in the trust established for any series will be divided into two or more groups based on the certain payment, maturity, geographical or other characteristics.

Each loan group of any series will be assigned a numerical designation, such as loan group I and loan group II, and the mortgage loans included therein may be referred to as the group I loans and the group II loans, respectively.

Payments received on the mortgage loans included in any loan group will be distributed to the classes of related offered certificates, as more fully described any final term sheet for that class and this term sheet supplement.

As used in this term sheet supplement, references to the related (or words of similar effect) loan group will mean the loan group or loan groups from which a class of certificates will receive distributions of principal and interest, and references to the related (or words of similar effect) mortgage loans will mean the mortgage loans in the loan group or loan groups from which a class of certificates will receive distributions of principal and interest.

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The original mortgages for some of the mortgage loans included in the trust established for any series have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was or may be recorded in the name of the originator of the mortgage loan, record ownership was or will be later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS® System. With respect to each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see “Certain Yield and Prepayment Considerations—General” in this term sheet supplement and “Description of the Certificates—Assignment of Mortgage Loans” in the related base prospectus.

A certain percentage of the mortgage loans in any loan group may provide for payment of a prepayment charge. With respect to some of these mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within a certain period following the origination of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. The amount of the applicable prepayment charge, to the extent permitted under applicable law, is as provided in the related mortgage note. Applicable law may impose limitations on the amount of the prepayment charge or render such prepayment charge unenforceable. In addition, under certain circumstances the master servicer may waive a prepayment charge. To the extent provided in a final term sheet for a class of certificates, the holders of a specified class of certificates may be entitled to all prepayment charges received on the mortgage loans. In any event, these amounts will not be available for distribution on any of the other offered certificates. See “Description of Certificates – Prepayment Charges” in this term sheet supplement and “Certain Legal Aspects of Mortgage Loans and Contracts—Default Interest and Limitations on Prepayments” in the related base prospectus.

In connection with mortgage loans secured by a leasehold interest, if any, Residential Funding shall have represented to the depositor that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

A portion of the mortgage loans included in any loan group for any series may be subject to the Homeownership and Equity Protection Act of 1994, as amended, as of the closing date for that series, and a portion of the mortgage loans included in any loan group for any series may be loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) “high cost” or “covered” loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See “Certain Legal Aspects of Mortgage Loans—The Mortgage Loans—Homeownership Act and Similar State Laws” in the related base prospectus.

A portion of the mortgage loans included in any loan group for any series may be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see “Static Pool Information” in this term sheet supplement.

A portion of the mortgage loans in a loan group may be Buy-Down Mortgage Loans or mortgage loans that have been made to an international borrower.

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A portion of the mortgage loans in a loan group may be balloon loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

Certain of the stipulations on the characteristics of the mortgage loans included in the trust established for any series may be stipulations regarding the Credit Scores of the related mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans included in the trust established for any series or that any mortgagor’s Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

A portion of the mortgage loans included in the trust established for any series may provide for payment of a prepayment charge for partial prepayments and prepayments in full, other than a prepayment occurring upon the sale of property securing a mortgage loan. The prepayment charge generally applies to prepayments made within up to five years following the origination of such mortgage loan. The amount of the prepayment charge is generally equal to six months’ advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan. Prepayment charges received on the mortgage loans included in the trust established for any series will not be available for distribution on the certificates included in that series. See “Certain Yield and Prepayment Considerations” in this term sheet supplement and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the related base prospectus.

Mortgage Rate Adjustment

The interest rates on the mortgage loans adjust monthly, generally after an initial fixed rate period of one month or three months. The mortgage rate for each mortgage loan will be adjusted to equal the sum of the index applicable to that mortgage loan and a fixed percentage amount, or note margin, for the mortgage loan, subject to rounding and the limitations set forth in the related mortgage note and as described in this term sheet supplement.

Each of the mortgage loans will have an initial minimum monthly payment based on an amount that would fully amortize the mortgage loan over a 30 or 40 year term at the initial mortgage rate in effect on the mortgage loan. The initial mortgage rate in effect on a mortgage loan generally will be lower, and

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may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. While the interest rate on each mortgage loan will adjust monthly, the minimum monthly payment on each mortgage loan generally will adjust less frequently, beginning on the due date of the month following the month in which the adjustment date occurs, to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding stated principal balance of each mortgage loan over its remaining term to stated maturity, subject to a payment adjustment cap specified in the related mortgage loan. Generally, the monthly payment adjusts annually and the payment adjustment cap on each mortgage loan limits the amount by which the monthly payment can increase on any annual payment adjustment date to 7.5% per annum.

No mortgage loan will have a mortgage rate that exceeds the maximum mortgage rate specified in the related mortgage note, or the maximum mortgage rate. Due to the application of the maximum mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any mortgage rate adjustment date, may be less than the sum of the index and the gross margin. Each mortgage loan will have a minimum mortgage rate equal to the rate specified in the related mortgage note or if no minimum rate is specified, the note margin.

Unless the related index declines after origination of a mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the mortgage loan. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates.

Because the mortgage rates on the mortgage loans adjust at a different time than the monthly payments thereon and the payment caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the mortgage loans over its then remaining term at the applicable mortgage rate. Accordingly, the mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related interest accrual period at the applicable mortgage rate is greater the entire monthly payment due on the related due date); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, the amount of interest that is not covered by the monthly payment, or deferred interest, is added to the principal balance of such mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Generally the unpaid principal balance of a mortgage loan may not be increased due to deferred interest above 110% or 115% of the original principal amount of the mortgage loan. On any day on which the amount of deferred interest would cause the unpaid principal balance of a mortgage loan to exceed that amount, the monthly payment will be adjusted to equal an amount that would fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate. In addition, generally on the fifth payment adjustment date and on each fifth payment adjustment date thereafter, the payment adjustment cap will not apply and the monthly payment will be adjusted to equal an amount that would fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate.

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Generally, on each payment date after the initial fixed rate period, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above. Those payment options will include (i) interest only, (ii) an amount that will fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate, and (iii) an amount that will fully amortize the mortgage loan over a period of 15 years from the first payment date at the current mortgage rate. Those payment options will only be available to the borrower if they are higher than the minimum monthly payment described above.

Static Pool Information

Current static pool data with respect to mortgage loans serviced by Residential Funding is available on the internet at www.gmacrfcstaticpool.com (the “Static Pool Data”). Information presented under "RALI" as the issuer/shelf and "QS" as the series will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in the mortgage pool for any series, based on underwriting criteria and credit quality.

As used in the Static Pool Data, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan’s original payment terms. The trial period is designed to evaluate both a borrower’s desire to remain in the mortgaged property and, in some cases, a borrower’s capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

Charge offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust established for any series.

Standard Hazard Insurance and Primary Mortgage Insurance

Subject to limited exceptions, each of the mortgage loans included in the trust established for any series will be required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, subject to limited exceptions, and to the best of the depositor’s knowledge, each mortgage loan included in the trust established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 35% of the balance of the mortgage loan at origination if the LTV ratio is between 100.00% and 95.01%, at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the

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mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

The primary insurers for the mortgage loans included in the trust for each series will have a claims paying ability acceptable, as of the cut-off date for that series, to the rating agencies that have been requested to rate the related certificates; however, no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity or the underwriters. See “Insurance Policies on Mortgage Loans or Contracts” in the related base prospectus.

The Program

General. Residential Funding, under its Expanded Criteria Program, or the program, purchases mortgage loans that may not qualify for other first mortgage purchase programs such as those run by Fannie Mae or Freddie Mac or by Residential Funding in connection with securities issued by the depositor’s affiliate, Residential Funding Mortgage Securities I, Inc. However, a portion of the mortgage loans under the program may qualify for the Fannie Mae or Freddie Mac programs. Examples of mortgage loans that may not qualify for such programs include negative amortization loans, mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for those other programs. Borrowers may be international borrowers. The mortgage loans also include mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans, mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance. See “—Program Underwriting Standards” below. The inclusion of those mortgage loans may present certain risks that are not present in those other programs. The program is administered by Residential Funding on behalf of the depositor.

Qualifications of Program Sellers. Each Expanded Criteria Program Seller has been selected by Residential Funding on the basis of criteria described in Residential Funding’s Expanded Criteria Seller Guide, or the Seller Guide. See “The Trusts—Qualifications of Sellers” in the related base prospectus.

Program Underwriting Standards. In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, each mortgagor is required to furnish information, which may have been supplied solely in the application, regarding its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also be required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. For mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

Based on the data provided in the application and certain verifications, if required, a determination is made by the original lender that the mortgagor’s monthly income, if required to be stated, will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, must equal no more than specified

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percentages of the prospective mortgagor’s gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

Certain of the mortgage loans have been originated under “reduced documentation” or “no stated income” programs, which require less documentation and verification than do traditional “full documentation” programs. Generally, under a “reduced documentation” program, no verification of a mortgagor’s stated income is undertaken by the originator. Under a “no stated income” program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken. Under a “no income/no asset” program, no verification of a mortgagor’s income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

Prior to assigning the mortgage loans to the depositor, Residential Funding will have reviewed the underwriting information provided by the mortgage collateral sellers for most of the mortgage loans and, in those cases, determined that the mortgage loans were generally originated in accordance with or in a manner generally consistent with the underwriting standards described in the Seller Guide. With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding was performed using an automated underwriting system. Any determination described above using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. See “The Trusts—Underwriting Policies—Automated Underwriting” in the related base prospectus.

Because of the program criteria and underwriting standards described above, the mortgage loans may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

Billing and Payment Procedures. The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

Underwriting Standards

All of the mortgage loans in the mortgage pool were originated in accordance with the underwriting criteria of Residential Funding described under “—The Program” in this term sheet supplement. Residential Funding will review each mortgage loan for compliance with its underwriting

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standards prior to purchase as described under “The Trusts – Underwriting Policies – Automated Underwriting” in the related base prospectus.

The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

Additional Information

Prior to the issuance of the offered certificates, Residential Funding Corporation may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy certain characteristics. Residential Funding Corporation may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans.

A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

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DESCRIPTION OF THE CERTIFICATES

General

The trust will issue certificates pursuant to the pooling and servicing agreement. The certificates consist of certain publicly offered classes of certificates as reflected in any final term sheet for a class of certificates, which are referred to collectively as the offered certificates, and one or more classes, if any, of Class B or Class P Certificates which are not publicly offered. The various classes of Class A Certificates are referred to collectively as the Class A Certificates. The various classes of Class X Certificates are referred to collectively as the Class X Certificates. The Class X Certificates will be comprised of two components: and interest-only component, the “Class X-IO Component” and a principal and interest component, the “Class X-P Component.” The holders of the Class X Certificates may not transfer any component separately. The various classes of Class R Certificates are referred to collectively as the Class R, or Residual, Certificates. The various classes of Class A, Class X and Class R Certificates are referred to collectively as the Senior Certificates. Those classes of certificates that have a pass-through rate based on an index, such as LIBOR, plus a related pass-through margin are referred to collectively as Adjustable Rate Certificates. Those classes of certificates that have a pass-through rate based on LIBOR are collectively referred to as the LIBOR Certificates. In addition to the Senior Certificates, each series of certificates will include a set of subordinate certificates as set forth in any final term sheet supplement for that series, which will be assigned an alphanumeric designation, such as the Class M-1, Class M-2, Class B1 and Class B-2, and which are collectively referred to as the subordinated certificates. The various classes of Class M Certificates are referred to collectively as the Class M Certificates. The various classes of Class B Certificates are referred to collectively as the Class M Certificates. The Class B Certificates shall be subordinate in rights to the Class M Certificates. See “Glossary” in the related base prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

The Senior Certificates of each group will be will be assigned a numerical designation, such as Class I-A and Class II-A, or Class 1A or Class 2A, to denote the group to which the certificates below. The Senior Certificates of each group will receive payments on the mortgage loans in the related loan group, except as is otherwise set forth in this term sheet supplement.

In addition, one or more classes of Class R Certificates, or the Residual Certificates, will be issued in connection with each series.

Stacked Transactions

For some series of certificates, referred to herein as Stacked Transactions, a separate group of subordinate certificates will be issued related solely to each group and assigned a numerical designation, such as Class I-M-1 and Class II-M-1, to denote the group to which the certificates below. These subordinate certificates will receive payments on the mortgage loans in the related loan group and will serve as credit enhancement solely for the related group of Senior Certificates, as described in this term sheet supplement.

References to the related mortgage loans with respect to the subordinate certificates of any certificate group in a Stacked Transaction will mean the mortgage loans in the related loan group.

In addition to the Senior Certificates in a Stacked Transaction, as set forth in any final term sheet and the prospectus supplement for that series, each series of certificates will include a set of Class M and Class B subordinate certificates with respect to each loan group.

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Crossed Transactions

For some series of certificates, referred to herein as Crossed Transactions, a separate group of subordinate certificates will be issued related to all groups of Senior Certificates of that series. The subordinate certificates will be enumerated without a numerical designation to denote inclusion in a particular group, such as Class M-1 and Class M-2. These subordinate certificates will receive payments on the mortgage loans in any loan group for that series and will serve as credit enhancement solely for all Senior Certificates of that series, as described in this term sheet supplement.

References to the related mortgage loans with respect to the subordinate certificates in any Crossed Transaction will mean the mortgage loans.

In addition to the Senior Certificates in a Crossed Transaction, as set forth in any final term sheet and the prospectus supplement for that series, each series of certificates will include a set of Class M and Class B subordinate certificates with respect to each loan group.

As used in this term sheet supplement, the Class M Certificates refers to all of the Class M Certificates issued as part of the series, and the Class B Certificates refers to all of the Class B Certificates issued as part of the series. References to the related Class M Certificates, or words or similar effect with respect to the Class B certificates or any class thereof, will mean the Class M Certificates in the related certificate group, in the case of a Stacked Transaction, and all of the Class M Certificates, in the case of a Crossed Transaction.

Only the Senior Certificates and the Class M Certificates of any series are offered hereby.

The certificates of any series will evidence the entire beneficial ownership interest in the related trust. For any series the related trust will consist of:

•	the mortgage loans;
•	the cash deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;
•	property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;
•	any applicable primary insurance policies and standard hazard insurance policies;
•	a Carryover Shortfall Reserve Fund, if applicable;
•	a yield maintenance agreement, if applicable; and
•	all proceeds of any of the foregoing.

The Senior Certificates, other than the Residual Certificates, and the Class M Certificates identified in the final term sheet for any class of offered certificates will be available only in book-entry form through facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates.

The DTC registered certificates of any series will be represented by one or more certificates registered in the name of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in

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this term sheet supplement under “—Book-Entry Registration of Certain of the Offered Certificates—Definitive Certificates.” Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

•	all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants; and
•

all references in this term sheet supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

Accrued Certificate Interest — With respect to any class of offered certificates and any distribution date, an amount equal to (a) in the case of each class of offered certificates of that series, other than the Class X-IO Component of the Class X Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Class X-IO Component of the Class X Certificates of that series, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls on the mortgage loans in the related loan group included in the trust established for that series, if any, allocated thereto for that distribution date to the extent not covered, with respect to the Senior Certificates by the subordination provided by the Class B Certificates and Class M Certificates (and, to the extent provided in any final term sheet, with respect to a class of Super Senior Certificates, if any, by the subordination provided by the related Senior Support Certificates), of that series, or the related Class B Certificates and Class M Certificates of that series, in a Stacked Transaction, and, with respect to the Class M Certificates to the extent not covered by the subordination provided by the Class B Certificates of that series, or the related Class B Certificates of that series, in the case of a Stacked Transaction, and any class or classes of Class M Certificates of that series, or the related Class M Certificates of that series, in the case of a Stacked Transaction having a lower payment priority, including in each case;

(i)

any Prepayment Interest Shortfall on the mortgage loans included in the related group to the extent not covered by the master servicer as described in this term sheet supplement under “Description of the Certificates—Interest Distributions”

(ii)

the interest portions of Realized Losses for the related loan group, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses on the related mortgage loans not allocated through subordination;

(iii)

the interest portion of any Advances that were made with respect to delinquencies on the mortgage loans included in the related loan group that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

(iv)	any Net Deferred Interest on the mortgage loans in the related loan group for that distribution date; and
(v)	any other interest shortfalls on the mortgage loans included in the related loan group not covered by the subordination provided by the Class M Certificates or Class B Certificates of

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that series, or the related Class B Certificates and Class M Certificates of that series, in a Stacked Transaction, including interest shortfalls relating to the Servicemembers Civil Relief Act, or Relief Act, or similar legislation or regulations, all allocated as described below.

Any such reductions will be allocated among the holders of all related classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions.

Accrued Certificate Interest on any class of LIBOR Certificates is calculated on the basis of a 360-day year and the actual number of days that elapsed during the related Interest Accrual Period. Accrued Certificate Interest on any class of Certificates other than a class of LIBOR Certificates is calculated on the basis of a 360 day year divided into twelve 30 day months.

Advance — As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal and interest due on the mortgage loan during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

Available Distribution Amount—With respect to any distribution date, and any series will be determined separately for each loan group of that series, and in each case will be an amount equal to the aggregate of:

•

the aggregate amount of scheduled payments on the mortgage loans included in the related loan group due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

•

all unscheduled payments on the mortgage loans included in the related loan group, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

•	all Advances on the mortgage loans included in the related loan group made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans, included in the trust established for that series, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the related Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this term sheet supplement under “—Principal Distributions on the Senior Certificates,” any amount with respect to which such election is made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

Capitalization Reimbursement Amount—With respect to any distribution date and each loan group of any series, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans in that loan group during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date, plus the related Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date for that series and reimbursed to the master servicer or subservicer on or prior to such distribution date.

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The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in that loan group.

Capitalization Reimbursement Shortfall Amount—With respect to any distribution date and each loan group of any series, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans in that loan group during the preceding calendar month exceeds the amount of principal payments on those mortgage loans included in the related Available Distribution Amount for that series on that distribution date.

Carryover Shortfall Amount — If and to the extent set forth in a final term sheet for a class of certificates, for any distribution date and for such class, an amount equal to the sum of: (i) the excess, if any, of (a) the amount of Accrued Certificate Interest that would have accrued on such class at a pass-through rate equal to the applicable index plus the related Pass-Through Margin over (b) the amount of Accrued Certificate Interest on such class for such distribution date (in each case prior to any reduction for Net Deferred Interest), (ii) the portion of the amount described in clause (i) above remaining unpaid from prior distribution dates; and (iii) one month’s interest at the rate described in clause (i)(a) above on the amount described in clause (ii) above. In addition, if and to the extent set forth in a final term sheet for a class of certificates, for the initial distribution date only and for such class, an amount equal to the excess, if any, of (a) the amount of Accrued Certificate Interest that would have accrued on such class at a pass-through rate equal to the applicable index plus the related Pass-Through Margin over (b) the amount of Accrued Certificate Interest on such class for such distribution date (in each case prior to any reduction for Net Deferred Interest).

Carryover Shortfall Reserve Fund — If and to the extent set forth in a final term sheet for a class of certificates, a reserve fund to be established by the depositor as described in "Description of Certificates — Interest Distributions — Carryover Shortfall Reserve Fund."

Certificate Principal Balance — With respect to any offered certificate of any series, other than the Class X Certificates, as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate,

•

reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses for that series in the manner described in this term sheet supplement, and

•	increased by the amount of Net Deferred Interest allocated to such class of certificates, as described in this term sheet supplement,

provided, however, that after the Certificate Principal Balances of the Class B Certificates for any series, or the related Class B Certificates in a Stacked Transaction, have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class M Certificates for that series, or the class of related Class M Certificates in a Stacked Transaction, outstanding with the highest payment priority to which Realized Losses, other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on the mortgage loans included in the trust established for that series, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the Certificate Principal Balance of the class of certificates, or related certificates in a Stacked Transaction, with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all classes of certificates of that series then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans, or the related mortgage loans in a Stacked Transaction.

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The Class X-IO Component is an interest-only component that will not have a component principal balance but will accrue interest on its Notional Amount. The Class X-P Component will have a Certificate Principal Balance (initially, equal to zero) that will increase depending on the amount of Net Deferred Interest on the mortgage loans that is allocated to the Class X-IO Component, and will be reduced by all amounts actually distributed as principal of such component and all Realized Losses applied in reduction of principal of such component on all prior distribution dates. The Certificate Principal Balance, if any, of the Class X Certificates will equal the component principal balance of the Class X-P Component. The holders of the Class X Certificates will be entitled to receive principal and interest distributions on any distribution date to the extent of the amount of principal and interest distributed with respect to its components on such distribution date.

Class M Percentage—With respect to any class of Class M Certificates for any Crossed Transaction and any distribution date, a percentage equal to the Certificate Principal Balance of the related class of Class M Certificates of that series immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the trust established for that series immediately prior to that distribution date. With respect to any class of Class MCertificates related to any loan group for any Stacked Transaction and any distribution date, a percentage equal to the Certificate Principal Balance of the class of related Class M Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans in the related loan group immediately prior to that distribution date.

Credit Support Depletion Date — For any series that is a Crossed Transaction, the first distribution date on which the Senior Percentage equals 100% and for any series that is a Stacked Transaction and each loan group, the first distribution date on which the aggregate Certificate Principal Balance of the related Class M Certificates and the related Class B Certificates has been reduced to zero.

Deferred Interest — The amount of interest which is deferred and added to the principal balance of a mortgage loan due to the negative amortization feature as described in this term sheet supplement.

Due Date —With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

Due Period — With respect to any distribution date, the calendar month in which the distribution date occurs.

Excess Bankruptcy Losses—For any Crossed Transaction, Bankruptcy Losses on the mortgage loans in excess of the Bankruptcy Amount for that series, and for any Stacked Transaction, Bankruptcy Losses on the mortgage loans included in any loan group in excess of the related Bankruptcy Amount.

Excess Fraud Losses— For any Crossed Transaction, Fraud Losses on the mortgage loans in excess of the Fraud Loss Amount for that series, and for any Stacked Transaction, Fraud Losses on the mortgage loans included in any loan group in excess of the related Fraud Loss Amount.

Excess Special Hazard Losses— For any Crossed Transaction, Special Hazard Losses on the mortgage loans in excess of the Special Hazard Amount for that series, and for any Stacked Transaction, Special Hazard Losses on the mortgage loans included in any loan group in excess of the related Special Hazard Amount.

Final Disposition — With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

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Interest Accrual Period — With respect to a class of LIBOR Certificates and any distribution date, the period commencing on the prior distribution date (or, in the case of the first distribution date, the closing date) and ending on the day immediately preceding that distribution date. With respect to a class of certificates other than a class of LIBOR Certificates and any distribution date, the calendar month preceding the month in which the distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans included in the related loan group for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this term sheet supplement.

MTA Determination Date — For each Interest Accrual Period, fifteen days prior to the commencement of that Interest Accrual Period.

Net Deferred Interest — On any distribution date, Deferred Interest on the mortgage loans during the related Due Period net of prepayments in full, partial prepayments, net liquidation proceeds and repurchase proceeds, in that order, available to be distributed on the certificates on that distribution date.

Net WAC Rate — With respect to any distribution date, the weighted average of the Net Mortgage Rates of the mortgage loans as of the end of the calendar month immediately preceding the month in which such distribution date occurs, as adjusted, in the case of the LIBOR Certificates, to reflect the accrual of interest using the actual over 360-day interest calculation method.

Notional Amount—As of any date of determination, the Notional Amount of any class of Notional Certificates is equal to all or a portion of the aggregate Certificate Principal Balance of the related Certificates immediately prior to that date. Reference to a Notional Amount is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

Notional Certificates — Any class of certificates for which interest accrues on a Notional Amount based on the aggregate Certificate Principal Balance of another class of certificates.

Optional Termination Date — The distribution date on which the aggregate Stated Principal Balance of the mortgage loans then held by the trust fund is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date after deducting payments of principal due during the month of the Cut-off Date.

Pass-Through Margin — That fixed percentage for any class of certificates, which when added to the related index, determines the pass-through rate for such class of certificates.

Record Date — With respect to each distribution date and (a) those classes of Certificates other than the LIBOR Certificates, the close of business on the last business day of the month next preceding the month in which the related distribution date occurs and (b) the LIBOR Certificates, the business day immediately prior to such distribution date, as long as such certificates are DTC registered certificates and, with respect to any such certificates that are no longer DTC registered certificates, the close of business on the last business day of the month prior to the following distribution date.

Senior Accelerated Distribution Percentage— For each loan group of any series and with respect to any distribution date occurring during the first ten years following the closing date for that series, or during such other period as may set forth in any final term sheet for a class of certificates, 100%.

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Except as may be set forth in any final term sheet for a class of certificates, the Senior Accelerated Distribution Percentage for any loan group for any distribution date occurring after the first ten years following the closing date for that series will be as follows:

•

for any distribution date during the eleventh year after the closing date, or during such other date as may set forth in any final term sheet for class of certificates, the related Senior Percentage for that distribution date plus 70% of the related Subordinate Percentage for that distribution date;

•

for any distribution date during the twelfth year after the closing date, the related Senior Percentage for that distribution date plus 60% of the related Subordinate Percentage for that distribution date;

•

for any distribution date during the thirteenth year after the closing date, the related Senior Percentage for that distribution date plus 40% of the related Subordinate Percentage for that distribution date;

•

for any distribution date during the fourteenth year after the closing date, the related Senior Percentage for that distribution date plus 20% of the related Subordinate Percentage for that distribution date; and

•	for any distribution date thereafter, the related Senior Percentage for that distribution date.

Any scheduled reduction to the Senior Accelerated Distribution Percentage for a loan group shall not be made as of any distribution date unless:

(a) the outstanding principal balance of the mortgage loans in the related loan groups, in a Stacked Transaction, or for all loan groups, in a Crossed Transaction, delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the related Class M Certificates and Class B Certificates, in a Stacked Transaction, or the Class M Certificates and Class B Certificates in a Crossed Transaction, is less than 50%, and

(b) Realized Losses on the mortgage loans in the related loan groups, in a Stacked Transaction, or for all loan groups, in a Crossed Transaction, to date for that distribution date, if occurring during the eleventh, twelfth, thirteenth, fourteenth or fifteenth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the related Class M Certificates and Class B Certificates in a Stacked Transaction, or the Class M Certificates and Class B Certificates in a Crossed Transaction.

Except as may be set forth in any final term sheet for a class of certificates, notwithstanding the foregoing, if the weighted average of the Subordinate Percentages of the related loan groups, in a Stacked Transaction, or for all loan groups, in a Crossed Transaction, is equal to or in excess of twice the weighted average of the initial Subordinate Percentages of such related loan groups, in a Stacked Transaction, or for all loan groups, in a Crossed Transaction and

•

the outstanding principal balance of mortgage loans in the related loan groups, in a Stacked Transaction, or for all loan groups, in a Crossed Transaction, delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the related Class M Certificates and Class B Certificates, in a Stacked Transaction, or the Class M Certificates and Class B Certificates, in a Crossed Transaction, do not exceed 50% and

41

•

prior to the 37th distribution date, cumulative Realized Losses on the mortgage loans in the related loan groups, in a Stacked Transaction, or for all loan groups, in a Crossed Transaction, do not exceed 20% of the sum of the initial Certificate Principal Balances of the related Class M Certificates and Class B Certificates, in a Stacked Transaction, or the Class M Certificates and Class B Certificates, in a Crossed Transaction, and thereafter, cumulative Realized Losses on the mortgage loans in the related loan groups do not exceed 30% of the sum of the initial Certificate Principal Balances of the related Class M Certificates and Class B Certificates, in a Stacked Transaction, or the Class M Certificates and Class B Certificates in a Crossed Transaction

then on any distribution date prior to the 37th distribution date, the Senior Accelerated Distribution Percentage for that distribution date will equal the Senior Percentage for that distribution date plus 50% of the Subordinate Percentage for that distribution date, and on any distribution date on or after the 61st distribution date, the Senior Accelerated Distribution Percentage for that distribution date will equal the Senior Percentage for that distribution date.

Notwithstanding the foregoing, if, in the case of Crossed Transaction, on any distribution date the weighted average of the Senior Percentages for all loan groups, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan groups, exceeds the weighted average of the initial Senior Percentage, calculated on such basis, each of the Senior Accelerated Distribution Percentages for that distribution date will once again equal 100%. Notwithstanding the foregoing, if, in the case of a Stacked Transaction, on any distribution date the related Senior Percentage for a loan group exceeds the initial related Senior Percentage, the related Senior Accelerated Distribution Percentage for that distribution date will once again equal 100%.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates related to a loan group to zero, the Senior Accelerated Distribution Percentage for that loan group will equal 0%.

Senior Interest Distribution Amount — With respect to any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for that distribution date.

Senior Percentage— For each loan group of any series and with respect to each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the related group of Senior Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the related loan group, immediately prior to that distribution date.

Senior Principal Distribution Amount — For each loan group of series and with respect to any distribution date, the lesser of (a) the balance of the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount has been distributed and (b) the sum of:

(i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

(1) the principal portion of all scheduled monthly payments on the mortgage loans in that loan group due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions which together with other Bankruptcy Losses on the related loan group are in excess of the related Bankruptcy Amount;

42

(2) except to the extent applied to offset Deferred Interest on any distribution date, the principal portion of all proceeds of the repurchase of a mortgage loan in that loan group or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month; and

(3) except to the extent applied to offset Deferred Interest on any distribution date, the principal portion of all other unscheduled collections received in respect of the mortgage loans in that loan group, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal;

(ii) except to the extent applied to offset Deferred Interest on any distribution date, amounts received in connection with the Final Disposition of a mortgage loan in that loan group (x) that occurred in the preceding calendar month and (y) that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, in an amount equal to the lesser of:

(1) the then-applicable related Senior Percentage of the Stated Principal Balance of that mortgage loan; and

(2) the then-applicable related Senior Accelerated Distribution Percentage of the related unscheduled collections on the mortgage loans included in that loan group, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

(iii) the then-applicable related Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments on the mortgage loans in that loan group made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period not applied to offset Deferred Interest on any distribution date; and

(iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates, or the related Class M or Class B Certificates in a Stacked Transaction; minus

(v) the related Capitalization Reimbursement Amount on such distribution date, multiplied by a fraction, the numerator of which is the related Senior Principal Distribution Amount on such distribution date, without giving effect to this clause (v), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates, without giving effect to any reductions for the related Capitalization Reimbursement Amount.

Senior Support Certificates — For any series, any class of Class A Certificates of that series specified to be senior support certificates in any final term sheet for that class of certificates.

Stated Principal Balance— With respect to any mortgage loan and as of any distribution date, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date, (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification and (iii) any amount by which the outstanding principal balance thereof has been increased for Deferred Interest pursuant to the terms of the related mortgage note on or prior to the distribution date, minus (b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage

43

loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the previous distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

Subordinate Component – With respect to each loan group and any distribution date, the aggregate Stated Principal Balance of the mortgage loans in that loan group for that distribution date minus the aggregate Certificate Principal Balance of the related Senior Certificates immediately prior to that distribution date.

Subordinate Percentage — As of any date of determination and each loan group of any series, a percentage equal to 100% minus the Senior Percentage for that loan group as of that date.

Subsequent Recoveries — Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans in the related loan group that have been previously liquidated and that resulted in a Realized Loss.

Super Senior Certificates—For any series, any class of Class A Certificates of any series specified to be super senior certificates in any final term sheet for that class of certificates.

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Interest Distributions

Holders of each class of Senior Certificates of any series will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that series for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates of that series entitled to interest distributions. To the extent provided in any final term sheet for a class of certificates, holders of any class of certificates intended to be the beneficiary of a yield maintenance agreement will also be entitled to receive payments, if any, made pursuant to such yield maintenance agreement. In addition, if and to the extent set forth in any final term sheet for a class of certificates, and with respect to the initial distribution date only, holders of such class will be entitled to receive amounts withdrawn from the Carryover Shortfall Reserve Fund. See "—Carryover Shortfall Reserve Fund" below.

Amounts distributable to the holders of the Class X Certificates in respect of accrued interest on the Class X-IO Component will be reduced to the extent necessary to pay any Carryover Shortfall Amount on those classes of certificates identified as being entitled to such in any final term sheet for a class of certificates. The Class X Certificates will not be entitled to reimbursement for such amounts.

Holders of each class of Class M Certificates of any series will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for the related loan group, in the case of a Stacked Transaction, and each related loan group, in the case of a Crossed Transaction, on that distribution date after distributions of interest and principal to the related Senior Certificates of that series, reimbursements for some Advances on the mortgage loans to the master servicer and distributions of interest and principal to any class of related Class M Certificates of that series having a higher payment priority.

As described in the definition of “Accrued Certificate Interest,” Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls on the related mortgage loans allocable thereto.

Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

However, with respect to any distribution date for any series, any Prepayment Interest Shortfalls on the mortgage loans in the related loan group resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders of that series on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans in the related loan group immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to the mortgage loans in the related loan group on that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this term sheet supplement.

If on any distribution date the related Available Distribution Amount for each loan group of any series is less than the Accrued Certificate Interest on the related Senior Certificates of that series for that distribution date, the shortfall will be allocated among the holders of all classes of related Senior

45

Certificates in proportion to the respective amounts of Accrued Certificate Interest payable for that distribution date. In addition, the amount of any such interest shortfalls on the mortgage loans in the related loan group that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (v) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of the Available Distribution Amount for the related loan group for that series, after interest distributions as described in this term sheet supplement. However, any interest shortfalls resulting from the failure of the yield maintenance agreement provider to make payments pursuant to the yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

Interest shortfalls that are distributable on future distribution dates as described above could occur, for example, if delinquencies on the mortgage loans included in the related loan group were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

The pass-through rates applicable to the calculation of Accrued Certificate Interest for the offered certificates will be as set forth in any final term sheet for a class of certificates.

All amounts in respect of interest otherwise payable on the Class X-IO Component of the Class X Certificates on any distribution date will be reduced to the extent necessary to pay any Carryover Shortfall Amount as described in the following paragraph on those classes of certificates identified as being entitled to such in a final term sheet for a class of certificates.

Carryover Shortfall Amount Distributions

On each distribution date, the interest that would otherwise be distributable to the Class X Certificates with respect to the Class X-IO Component based on the pass-through rate described above (after giving effect to any reduction in respect of Net Deferred Interest allocated to the Class X-IO Component on such distribution date), will be reduced by the amount, if any, that is necessary to pay any Carryover Shortfall Amounts to the holders of those classes of certificates identified as being entitled to such in any final term sheet for a class of certificates, after first giving effect to distributions, if any, from the Carryover Shortfall Reserve Fund. On any distribution date, such amounts will be distributed to the holders such classes of Certificates, pro rata, based on the respective unpaid Carryover Shortfall Amounts due each class of certificates. In addition, and with respect to the initial distribution date only, holders of those classes of certificates identified as being entitled to such in any final term sheet for such class, will be entitled to receive amounts withdrawn from the Carryover Shortfall Reserve Fund, which will be paid pro rata, based on the respective unpaid Carryover Shortfall Amounts due each class of certificates on such distribution date.

Carryover Shortfall Reserve Fund

If and to the extent provided for in a final term sheet for a class of certificates, on the closing date, the depositor will cause, on behalf of the trust, an amount to be deposited with the trustee for deposit in the Carryover Shortfall Reserve Fund, which, to the extent provided for, will be an amount estimated to equal the amount of any potential shortfall of interest, on those classes of certificates identified as being entitled to such, on the initial distribution date due to the fact that certain mortgage loans are still in their initial fixed-rate period and the Net WAC Rate will be less than LIBOR or MTA plus the related Pass-Through Margin, as the case may be, on such distribution date. To the extent any such class of certificates entitled to the benefit of the Carryover Shortfall Reserve Fund has a shortfall of interest on the

46

initial distribution date due to the application of the Net WAC Rate, amounts will be withdrawn from the Carryover Shortfall Reserve Fund and paid class of certificates on the initial distribution date. Except as may be provided in a final term sheet for a class of certificates, after the initial distribution date, the Carryover Shortfall Reserve Fund will be closed and amounts on deposit therein will be distributed to the underwriter or its designee.

Allocation of Net Deferred Interest

For any distribution date, net deferred interest will be deducted from the interest payable to the certificates as described in the final term sheet for a class of certificates.

Determination of LIBOR

LIBOR for any class of LIBOR Certificates and any Interest Accrual Period will be determined as described in the three succeeding paragraphs.

LIBOR shall be established by the trustee for each Interest Accrual Period. LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that Interest Accrual Period, or the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall, after consultation with the master servicer, select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

The establishment of LIBOR by the trustee and the master servicer’s subsequent calculation of the pass-through rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

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Determination of MTA

MTA for any Interest Accrual Period will be determined as described below.

MTA shall be established by the trustee for each Interest Accrual Period. MTA is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in statistical Release No. H.15(519), or the Release, determined by averaging the monthly yield for the most recent twelve months. The MTA used for each Interest Accrual Period will be the most recent MTA figure available as of the related MTA Determination Date. If MTA is no longer available, the new index for the MTA Certificates will be LIBOR.

The establishment of MTA by the trustee and the master servicer’s subsequent calculation of the pass-through rates applicable to the MTA Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Prepayment Charges

To the extent set forth in a final term sheet for a class of certificates, a class of certificates for any series may be entitled to receive on each distribution date any prepayment charges payable in connection with certain principal prepayments on the mortgage loans, unless such prepayment charges are waived as further described below and are not otherwise required to be paid by the master servicer.

The amount available for distribution to the holders of a class of certificates, if any, entitled to the prepayment charges on any distribution date in respect of prepayment charges is determined by the amount of prepayment charges paid by the mortgagors or the master servicer in connection with principal prepayments on the mortgage loans during the prepayment period applicable for such distribution date.

Generally, each prepayment charge is only applicable to certain prepayments on a mortgage loan and only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such prepayment charge. In addition, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In that event, these amounts will not be available for distribution on a class of certificates entitled to prepayment charges. See “Certain Legal Aspects of Mortgage Loans and Contracts—Default Interest and Limitations on Prepayments” in the related base prospectus.

Pursuant to the pooling and servicing agreement, if a class of certificates is entitled to prepayment charges, the master servicer is not permitted to waive (or permit a servicer to waive) any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the master servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. The master servicer is not permitted to waive a prepayment charge in connection with a refinancing of a mortgage loan that is not related to a default or a reasonably foreseeable default. A prepayment charge may only be waived by the master servicer pursuant to the standards described above.

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Investors should note that in certain instances, the amount of a prepayment charge might not be charged to the mortgagor. If the master servicer is not allowed or required to waive (or permit the servicer to waive) the prepayment charge, the amount is required to be remitted by the master servicer; otherwise the master servicer will not have any obligation to make any payments from its own funds in respect of prepayment charges. See “Risk Factors – Certificates entitled to prepayment charges” and “Certain Yield and Prepayment Considerations” herein."

Principal Distributions on the Senior Certificates

The holders of the Senior Certificates, other than the Class X-IO Component, which are not entitled to distributions of principal, of any series will be entitled to receive on each distribution date, in the priority described in this term sheet supplement and any final term sheet for that series and to the extent of the portion of the related Available Distribution Amount for that series remaining after the distribution of the Senior Interest Distribution Amount, a distribution allocable to principal equal to the Senior Principal Distribution Amount.

Distributions of principal on the Senior Certificates on each distribution date will be made, after distribution of the Senior Interest Distribution Amount, as follows:

(a) For each group of certificates, prior to the occurrence of the applicable Credit Support Depletion Date, for that loan group: the related Senior Principal Distribution Amount shall be distributed to the Senior Certificates, as described in the final term sheet for the related Class of Senior Certificates.

(b) On or after the occurrence of the Credit Support Depletion Date for each loan group of any series, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates related to that loan group will be disregarded. Instead, the related Senior Principal Distribution Amount will be distributed to the Senior Certificates relating to that loan group remaining, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances.

(c) After reduction of the Certificate Principal Balances of the Senior Certificates in a certificate group of any series to zero, but prior to the Credit Support Depletion Date applicable to that class, the Senior Certificates will be entitled to no further distributions of principal and the related Available Distribution Amount will be paid solely to the holders of the Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, in each case as described in this term sheet supplement.

Cross-Collateralization Mechanics in a Crossed Transaction

Notwithstanding the foregoing in the case of any Crossed Transaction, on any distribution date prior to the Credit Support Depletion Date on which the aggregate Certificate Principal Balance of any of the Senior Certificates in any certificate group is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group in each case after giving effect to distributions to be made on such distribution date, (1) 100% of the mortgagor prepayments otherwise allocable to the Class M Certificates and Class B Certificates on the mortgage loans in the other loan groups will be distributed to the class or classes of Senior Certificates in that certificate group and in accordance with the priorities set forth in the clauses (a) and (b) above for that certificate group, and in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such class or classes of certificates equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group, and (2) an amount equal to one month's interest at the applicable pass-through rate for such class or

49

classes of certificates on the amount of such difference will be distributed from the related Available Distribution Amount for the other loan groups otherwise allocable on a pro rata basis to the Class M Certificates and Class B Certificates first to pay any unpaid interest on such class or classes of certificates and then to pay principal on such classes in the manner described in (1) above. If more than one group of Senior Certificates is undercollateralized on a distribution date, amounts distributable to such groups pursuant to the preceding sentence will be allocated among such groups, pro rata, based upon the amount by which the aggregate Certificate Principal Balance of each such group exceeds the aggregate Stated Principal Balance of the mortgage loans in the related loan group.

In addition, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Senior Certificates in any certificate group to zero, 100% of the mortgagor prepayments on the mortgage loans in the related loan group will be allocated to the remaining Senior Certificates in the other certificate groups, as applicable, on a pro rata basis, and in accordance with the priorities set forth in clause (b) above for that certificate group, and in reduction of the Certificate Principal Balances thereof, on any distribution date unless (i) the weighted average of the Subordinate Percentages, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan group, is at least two times the weighted average of the initial Subordinate Percentages for each loan group, calculated on such basis, and (ii) the outstanding principal balance of the mortgage loans in each loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

Principal Distributions on the Class M Certificates

Holders of each class of the Class M Certificates of each series will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount for the related loan group, in the case of a Stacked Transaction, and each loan group, in the case of a Crossed Transaction, remaining after:

•	the sum of the Senior Interest Distribution Amounts and Senior Principal Distribution Amounts is distributed;
•

reimbursement is made to the master servicer for some Advances on the mortgage loans in the related loan group remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under “—Advances”

•

the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of related Class M Certificates, in the case of a Stacked Transaction and any class of Class M Certificates, in the case of a Crossed Transaction, having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates; and

•

the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those Class M Certificates, a distribution allocable to principal in the sum of the following:

(i)    such class’s pro rata share, based on the Certificate Principal Balance of each class of related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and each class of Class M and Class B Certificates, in the case of a Crossed Transaction, then outstanding, of the aggregate of the following amounts to the extent not included in the Senior Principal Distribution Amount for the related loan group:

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(1)           the principal portion of all scheduled monthly payments on the related mortgage loans due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, which together with other related Bankruptcy Losses for that series are in excess of the related Bankruptcy Amount for that series;

(2)           except to the extent applied to offset Deferred Interest on any distribution date, the principal portion of all proceeds of the repurchase of a related mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month; and

(3)           except to the extent applied to offset Deferred Interest on any distribution date, the principal portion of all other unscheduled collections received in respect of the related mortgage loans, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a related mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal;

(ii)

except to the extent applied to offset Deferred Interest on any distribution date, that class’s pro rata share, based on the Certificate Principal Balance of each class of related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and of the Class M and Class B Certificates, in the case of a Crossed Transaction, then outstanding, of all amounts received in connection with the Final Disposition of a related mortgage loan (x) that occurred during the preceding calendar month and (y) that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates;

(iii)

the portion of mortgagor prepayments in full on the related mortgage loans made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments on the related mortgage loans made by the respective mortgagors during the preceding calendar month not applied to offset Deferred Interest allocable to that class of Class M Certificates as described in the third succeeding paragraph; and

(iv)

any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of related Class M Certificates, in the case of a Stacked Transaction, and any class of Class M Certificates, in the case of a Crossed Transaction, with a lower payment priority or the Class B Certificates of that series; minus

(v)

the Capitalization Reimbursement Amount for that loan group on such distribution date multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause (v), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates derived from the Available Distribution Amount without giving effect to any reductions for the related Capitalization Reimbursement Amount.

References in this term sheet supplement to “payment priority” of the Class M Certificates of any series refer to a payment priority among those classes of certificates as follows: (a) in the case of a Stacked Transaction, beginning with the class of Class M Certificates related to that loan group with the

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highest payment priority, and (b) in the case of a Crossed Transaction, beginning with the class of Class M Certificates with the highest payment priority.

As to each class of Class M Certificates of any series, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of the related Available Distribution Amount available for that purpose. Notwithstanding the foregoing, if the Certificate Principal Balances of the related Class B Certificates, in the case of a Stacked Transaction, and the Class B Certificates, in the case of a Crossed Transaction, have been reduced to zero, on any distribution date, with respect to the class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of a Crossed Transaction, outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will not be distributable, except in the limited circumstances provided in the related pooling and servicing agreement. In addition, any interest shortfalls resulting from the failure of any yield maintenance agreement provider to make payments pursuant to a yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

All mortgagor prepayments on the mortgage loans in a loan group not otherwise distributable to the related Senior Certificates of that series will be allocated on a pro rata basis among the class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of a Crossed Transaction, of that series with the highest payment priority then outstanding with a Certificate Principal Balance greater than zero and each other class of related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, the Class M Certificate and Class B Certificates, in the case of a Crossed Transaction, of that series for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M or Class B Certificates of that series, respectively, only if the sum of the current percentage interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto.

As stated above under “—Principal Distributions on the Senior Certificates,” the Senior Accelerated Distribution Percentage for each group will be 100% during the first ten years after the closing date, unless

•	the Certificate Principal Balances of the related Senior Certificates are reduced to zero before the end of that ten year period or width="600"

and will thereafter equal 100% whenever the related Senior Percentage of that series exceeds the initial related Senior Percentage. Furthermore, as described in this term sheet supplement, subject to the events described above, the related Senior Accelerated Distribution Percentage may exceed the related Senior Percentage during the eleventh through fourteenth years following the closing date for that series, and scheduled reductions to the related Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans in the related loan group. Accordingly, each class of the Class M Certificates of any series will not be entitled to any mortgagor prepayments on the related mortgage for at least the first ten years after the closing date for that series, unless the weighted average of the Subordinate Percentage has doubled and the related loss and delinquency conditions are met, or the Certificate Principal Balances of the related Senior Certificates have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small

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portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this ten year period. See “—Principal Distributions on the Senior Certificates” in this term sheet supplement.

Allocation of Losses; Subordination

The subordination provided to the Senior Certificates by the related Class B Certificates and Class M Certificates, in the case of a Stacked Transaction, and the Class B Certificates and Class M Certificates, in the case of a Crossed Transaction, and the subordination provided to each class of Class M Certificates by any related Class B Certificates and by any class of related Class M Certificates subordinate thereto, will cover Realized Losses on the mortgage loans included in the trust for that series that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses on the mortgage loans included in the trust for that series which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

in the case of a Stacked Transaction:

•	first, to the related Class B Certificates, beginning with the class of Class B Certificates with the lowest payment priority; and
•	second, to the related Class M Certificates, beginning with the class of Class B Certificates with the lowest payment priority.

in the case of a Crossed Transaction:

•	first, to the Class B Certificates, beginning with the class of Class B Certificates with the lowest payment priority; and
•	second, to the Class M Certificates, beginning with the class of Class M Certificates with the lowest payment priority;

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, among all the remaining classes of related Senior Certificates on a pro rata basis; provided, however, that all losses otherwise allocable to a class of Super Senior Certificates, if any, will be allocated to the related Senior Support Certificates, if any, until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in the final term sheet for those classes of certificates,.

On any distribution date, Realized Losses will be allocated as described in this term sheet supplement after distributions of principal as described in this term sheet supplement.

Investors in the Senior Certificates of a Crossed Transaction should be aware that because the Class M Certificates and Class B Certificates represent interests in all loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

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Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

•

its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that, in the case of a Crossed Transaction, no reduction shall reduce the aggregate Certificate Principal Balance of the certificates below the aggregate Stated Principal Balance of the mortgage loans included in the trust established for that series, and, in the case of a Stacked Transaction, the related certificates representing the related loan group below the aggregate Stated Principal Balance of the mortgage loans in the related loan group; and

•

the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate of any series may also be made by operation of the payment priority to the related Senior Certificates of that series described under “—Principal Distributions on the Senior Certificates” and any class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of a Crossed Transaction, with a higher payment priority.

As used in this term sheet supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses on the mortgage loans included in the trust established for any series among the various classes of certificates for that series, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders of the related series, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under “Description of the Certificates—Servicing and Administration of Mortgage Collateral” in the related base prospectus. However, the master servicer’s and the subservicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding’s program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan included in the trust established for any series shall not be extended beyond the assumed final distribution date for that series. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the applicable cut-off date, but not less than the applicable servicing fee rate. Further, the aggregate current principal balance of all mortgage loans included in the trust established for any series subject to modifications can be no more than five percent (5%) of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, but this limit may increase from time to time with the consent of the rating agencies rating that series of certificates.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates of the related series will not be affected by the servicing modification.

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Allocations of the principal portion of Debt Service Reductions for any series to each class of Class M Certificates and Class B Certificates of that series will result from the priority of distributions of the related Available Distribution Amount for that series as described in this term sheet supplement, which distributions shall be made first to the related Senior Certificates, second to the related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of a Crossed Transaction, in the order of their payment priority and third to the related Class B Certificates, in the case of a Stacked Transaction, and Class B Certificates, in the case of a Crossed Transaction. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions on the mortgage loans included in the trust established for any series will not reduce the level of subordination for that series, as that term is defined in this term sheet supplement, until an amount in respect thereof has been actually disbursed to the applicable Senior Certificateholders or the Class M Certificateholders of that series, as applicable.

The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto. Accordingly, the subordination provided to the related Senior Certificates and to each class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of a Crossed Transaction, by the respective classes of certificates subordinate thereto with respect to Realized Losses on mortgage loans in the related loan group allocated on any distribution date will be effected primarily by increasing the related Senior Percentage, or the respective Class M Certificates' allocable share, of future distributions of principal of the remaining mortgage loans in the related loan group. Thus, the related Senior Certificates will bear the entire amount of losses on the mortgage loans that are not allocated the related Class M and Class B Certificates, in the case of a Stacked Transaction, and Class M Certificates and Class B Certificates, in the case of a Crossed Transaction, which losses will be allocated among all classes of related Senior Certificates as described in this term sheet supplement.

Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses related to any loan group or other losses of a type not covered by subordination will be allocated on a pro rata basis among the related Senior Certificates, related Class M Certificates and related Class B Certificates of that series. Any Realized Losses so allocated to the related Senior Certificates in any loan group, or the related Class M Certificates or Class B Certificates will be allocated without priority among the various classes of related Senior Certificates, Class M Certificates and the Class B Certificates; provided, however, that all or any portion of such losses for any series otherwise allocable to any class or classes of Super Senior Certificates of that series will be allocated to the related class or classes of Senior Support Certificates of that series until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in the final term sheet for those classes of certificates.

An allocation of a Realized Loss on a “pro rata basis” among two or more classes of certificates of any series or any certificate group means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss on the related mortgage loans, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss on the related mortgage loans.

In the case of a Crossed Transaction, the pro rata allocation of Realized Losses on the mortgage loans included in a loan group to the Class M Certificates and Class B Certificates will be determined on the basis of the related Subordinate Percentage.

In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amounts and Senior Principal Distribution Amounts for each loan group, on each distribution date, holders of related Senior Certificates of each series have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the related Class M Certificates and Class

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B Certificates of that series, to the extent necessary to satisfy the related Senior Interest Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates of each series have a right to distributions of the related Available Distribution Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority.

The application of the related Senior Accelerated Distribution Percentage for each series, when it exceeds the related Senior Percentage, to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates in the aggregate relative to the actual amortization of the mortgage loans in the related loan group. To the extent that the Senior Certificates in the aggregate are amortized faster than the mortgage loans in the related loan group, in the absence of offsetting Realized Losses allocated to the related Class M Certificates and Class B Certificates, the percentage interest evidenced by those related Senior Certificates in that loan group will be decreased, with a corresponding increase in interest in that loan group evidenced by the Class M Certificates and the Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded those Senior Certificates by the related Class M Certificates and the Class B Certificates of that loan group collectively. In addition, if losses on the mortgage loans in the related loan group exceed the amounts described in this term sheet supplement under “—Principal Distributions on the Senior Certificates,” a greater percentage of full and partial mortgagor prepayments will be allocated to the related Senior Certificates of that series in the aggregate than would otherwise be the case, thereby accelerating the amortization of those Senior Certificates relative to the related Class M Certificates and Class B Certificates of that series. In the case of a Crossed Transaction, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Senior Certificates related to any loan group to zero, the remaining related Senior Certificates will be entitled to receive, in addition to any mortgagor prepayments related to such certificates’ respective loan group, 100% of the mortgagor prepayments on the mortgage loans in the loan group or loan groups related to the Senior Certificates that have been reduced to zero, subject to certain conditions as described under “—Cross-Collateralization Mechanics in a Crossed Transaction,” thereby accelerating the amortization of such Senior Certificates relative to the Class M and Class B Certificates.

The priority of payments, including principal prepayments related to that loan group established for any series, among the Class M Certificates of that series, as described in this term sheet supplement, also has the effect during some periods, in the absence of Realized Losses, of decreasing the percentage interest evidenced by any class of related Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the related Class M Certificates by the related Class B Certificates and any class of related Class M Certificates with a lower payment priority of that series.

In a Crossed Transaction, the Special Hazard Amount will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination following the cut-off date for any series, the Special Hazard Amount shall equal the initial amount for that series less the sum of any amounts allocated through subordination relating to Special Hazard Losses on the mortgage loans included in the trust for that series. In addition, the Special Hazard Amount will be further reduced from time to time to an amount, if lower, that is not less than 1% of the outstanding principal balance of the mortgage loans.

In a Stacked Transaction, the Special Hazard Amount for each loan group of any series will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination following the cut-off date for any series, the Special Hazard Amount shall equal the initial amount for that series less the sum of any amounts allocated through subordination relating to Special Hazard Losses on the related loan group. In addition, the Special Hazard Amount will be further reduced

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from time to time to an amount, if lower, that is not less than 1% of the outstanding principal balance of the related mortgage loans.

In a Crossed Transaction, the Fraud Loss Amount will be an amount acceptable to each rating agency rating any certificates of that series, and in a Stacked Transaction, the Fraud Loss Amount for each loan group of any series will be an amount acceptable to each rating agency rating any certificates of that series. The Fraud Loss Amount shall be reduced over the first five years after the closing date in accordance with the terms of the pooling and servicing agreement. After the first five years after the closing date, the Fraud Loss Amount will be zero.

In a Crossed Transaction, the Bankruptcy Amount will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination prior to the first anniversary of the cut-off date for that series, the Bankruptcy Amount will equal the initial amount for that series less the sum of any amounts allocated through subordination for such losses with respect to the mortgage loans included in the trust established for that series up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date for any series, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount for that series as of the business day next preceding the most recent anniversary of the cut-off date for that series and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses with respect to the mortgage loans included in the trust established for that series allocated solely to any Class M Certificates or Class B Certificates of that series through subordination since that anniversary.

In a Stacked Transaction, the Bankruptcy Amount for each loan group of any series will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination prior to the first anniversary of the cut-off date for that series, the Bankruptcy Amount will equal the initial amount for that loan group less the sum of any amounts allocated through subordination for such losses with respect to the related loan group up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date for any series, the Bankruptcy Amount for each loan group will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount for that loan group as of the business day next preceding the most recent anniversary of the cut-off date for that series and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses with respect to the related loan group allocated solely to any related

Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

•	the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

either:

•	the related mortgage loan is not in default with regard to payments due thereunder; or
•

delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

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The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount for each loan group in a Stacked Transaction and for the mortgage loans in a Crossed Transaction may be further reduced as described in the related base prospectus under “Subordination.”

Advances

Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the related Class B Certificates or Class M Certificates in the case of a Stacked Transaction, and the Class B or Class M Certificates, in the case of a Crossed Transaction. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement for any series will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement for that series.

All Advances on mortgage loans included in the trust established for any series will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the related Class B Certificates or Class M Certificates, in the case of a Stacked Transaction, and the Class B or Class M Certificates, in the case of a Crossed Transaction, provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial Account in respect of the related loan group prior to distributions on any of the related certificates and the amount of those losses will be allocated as described in this term sheet supplement.

The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance on the related mortgage loans which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the related Class B Certificates or any class of related Class M Certificates, in the case of a Stacked Transaction, and of the Class B Certificates or any class of Class M Certificates, in the case of a Crossed Transaction, in each case having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the Class M Certificates and the Class B Certificates have been reduced to zero, any Advances related to any loan group previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account in respect of the related loan group prior to distributions on the Senior Certificates.

The pooling and servicing agreement for any series will provide that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances on the mortgage loans included in the

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trust established for that series, although no such facility will reduce or otherwise affect the master servicer’s obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of any certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursement would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

Residual Interests

Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments other than their nominal principal amount and accrued interest on that amount unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other Certificateholders, which is highly unlikely. A holder of Class R Certificates will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

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CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity on each class of offered certificates of any series will be primarily affected by the following factors:

•	the rate and timing of principal payments on the related mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;
•	the allocation of principal payments among the various classes of offered certificates of that series;
•	realized losses and interest shortfalls on the related mortgage loans;
•	the pass-through rate on the offered certificates, and fluctuations in any index for the related mortgage loans or the offered certificates of that series;
•

to the extent provided in any final term sheet for a class of certificates, with respect to any class of certificates intended to be the beneficiary of a yield maintenance agreement, payments, if any, made pursuant to such yield maintenance agreement;

•	allocations of Net Deferred Interest among the various classes of offered certificates; and
•	the purchase price paid for the offered certificates of that series.

For additional considerations relating to the yields on the offered certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the related base prospectus.

Prepayment Considerations

The yields to maturity and the aggregate amount of distributions on the offered certificates of any series will be affected by the rate and timing of principal payments on the related mortgage loans. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the related mortgage loans. The rate of principal payments on the related mortgage loans will in turn be affected by the amortization schedules of those mortgage loans, including any initial interest only periods, the rate and timing of mortgagor prepayments on the related mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may significantly affect the yield to an investor in that series of certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In addition, the rate of prepayments of the mortgage loans and the yields to investors on the related certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under “Maturity and Prepayment Considerations” in the related base prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this term sheet supplement and in the related base prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”, no assurance can be given as to the rate or the timing of principal payments on the offered certificates of any series.

The mortgage loans may be prepaid by the mortgagors at any time; provided, however, that the mortgage loans may impose a prepayment charge for partial prepayments and full prepayments, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool—Mortgage Pool Characteristics" in this term sheet supplement. Unless otherwise specified in the final term sheet, the prepayment charges will not be available for distribution on the offered certificates.

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To the extent set forth in any final term sheet for a class of certificates, all prepayment charges collected with respect to the mortgage loans will be paid to the holders of a class of certificates, if any, entitled to prepayment charges. In any event, prepayment charges will not be available for distribution on any other offered certificates. The amount available for distribution to the holders of the a class of certificates entitled to prepayment charges on any distribution date in respect of prepayment charges is determined by the amount of prepayment charges collected from the mortgagors in connection with principal prepayments on the mortgage loans during the prepayment period applicable to such distribution date. Generally, each prepayment charge is only applicable to certain prepayments on a mortgage loan and only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such mortgage loan. In addition, under certain instances, the master servicer may waive the payment of the prepayment charges. The yield to maturity on a class of certificates entitled to prepayment charges will depend on the rate and timing of receipt of prepayment charges on the mortgage loans, which are difficult to predict and which may fluctuate significantly over time. Investors should conduct their own analysis of the effect, if any, that the rate and timing of payment of prepayment charges may have on the performance of a class of certificates entitled to those charges. Further, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In that event, these amounts will not be available for distribution on the class of certificates entitled to prepayment charges. See “Certain Legal Aspects of Mortgage Loans and Contracts—Default Interest and Limitations on Prepayments” in the related base prospectus.

Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the related mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the related mortgage loans, the rate of prepayments on the related mortgage loans would be expected to decrease.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. As a result of the program criteria and underwriting standards applicable to the mortgage loans, the mortgage loans may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs, or by Residential Funding for the purpose of acquiring mortgage loans to collateralize securities issued by Residential Funding Mortgage Securities I, Inc. For example, the rate of default on mortgage loans that are secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans made to borrowers with high debt-to-income ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See “Description of the Mortgage Pool—The Program” in this term sheet supplement. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See “Maturity and Prepayment Considerations” in the related base prospectus.

The negative amortization feature of the mortgage loans may affect the yield on the certificates. As a result of the negative amortization of the mortgage loans, the outstanding principal balance of a

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mortgage loan will increase by the amount of Deferred Interest. During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of Deferred Interest, the increasing principal balance of the mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing both the likelihood of defaults and the risk of loss on any mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of Deferred Interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of the mortgage loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the mortgage loans is greater than that associated with fully amortizing mortgage loans. The rate of Deferred Interest on the mortgage loans will also affect the rate of principal distributions on the certificates because unscheduled principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

The rate and timing of principal prepayments relative to the rate and timing of the creation of Deferred Interest on the mortgage loans will also affect the yields to maturity on the classes of certificates. To the extent that there is Net Deferred Interest, it will be allocated as described in the final term sheet for a class of certificates. Any allocation of Net Deferred Interest to a class of certificates or interest-bearing component of a class of certificates will reduce the amount of interest distributable on that class or component. Although interest will thereafter accrue on the Net Deferred Interest so allocated, the increase in the related Certificate Principal Balance of a class of certificates may increase the weighted average life of the applicable class of certificates. Any increase in the weighted average life of the applicable class of certificates may increase the risk that Realized Losses will be allocated to those classes of certificates. The amount of the Deferred Interest on the mortgage loans is offset by using unscheduled principal collections to make distributions of current interest on the certificates. On any distribution date, to the extent that the aggregate Deferred Interest on the mortgage loans as of the related due date exceeds the unscheduled principal collections, such excess amounts will be deducted from the interest payable on the certificates and thereby cause a delay in the payment of Accrued Certificate Interest on the classes of certificates to which the Net Deferred Interest is allocated.

The mortgage loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or the applicable subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

With respect to a Crossed Transaction, investors in the Class M Certificates of any series should also be aware that on any distribution date on which the related Senior Accelerated Distribution Percentage for any loan group equals 100%, the Class M Certificates of that series will generally not be entitled to distributions of mortgagor prepayments with respect to the mortgage loans in the related loan group for such distribution date and the weighted average lives of the Class M Certificates could be significantly affected thereby.

Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement for any series generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

Allocation of Principal Payments

The yields to maturity on the offered certificates of any series will be affected by the allocation of principal payments among the offered certificates. As described under “Description of the Certificates—Principal Distributions on the Senior Certificates” and “—Principal Distributions on the Class M

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Certificates” in this term sheet supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans in any loan group will be allocated among the related Senior Certificates of that series and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans in any loan group will be distributed to each class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of a Crossed Transaction. In addition to the foregoing, if on any distribution date, the loss level established for any class of Class M Certificates is exceeded and a class of Class M Certificates of that series having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the class of Class M Certificates with a lower payment priority, as the case may be, will generally not receive distributions relating to principal prepayments on the related mortgage loans on that distribution date.

Certificates with Subordination Features: After the Certificate Principal Balances of the Class B Certificates, in the case of a Stacked Transaction or the Class B Certificates, in the case of a Crossed Transaction, have been reduced to zero, the yield to maturity on the class of Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses because the entire amount of such Realized Losses that are covered by subordination will be allocated to that class of Class M Certificates. See “Class M Certificate Yield Considerations” below. If the Certificate Principal Balances of the related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, or the Class M Certificates and Class B Certificates, in the case of a Crossed Transaction, are reduced to zero, the yield to maturity of any Senior Support Certificates of that series will be extremely sensitive to losses on the mortgage loans in the related loan group, and the timing thereof, because certain amounts of losses that would be allocable to any class or classes of Super Senior Certificates will be allocated to the related class or classes of Senior Support Certificates, as and to the extent described in any final term sheet for that class or those classes. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before some other related classes, holders of classes having a later priority of payment bear a greater risk of losses on the related loan group than holders of classes having earlier priority for distribution of principal.

Realized Losses and Interest Shortfalls

The yields to maturity and the aggregate amount of distributions on the offered certificates of any series will be affected by the timing of mortgagor defaults resulting in Realized Losses on the mortgage loans in the related loan group. The timing of Realized Losses on the related mortgage loans and the allocation of Realized Losses to the related offered certificates could significantly affect the yield to an investor in the related offered certificates. In addition, Realized Losses may affect the market value of the offered certificates, even if these losses are not allocated to those offered certificates.

After the Certificate Principal Balances of the related Class B Certificates of any series are reduced to zero, the yield to maturity on the class of related Class M Certificates then outstanding with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans for that series and the timing of those losses because certain amounts of losses that are covered by subordination will be allocated to that class of Class M Certificates. See “—Class M Certificate Yield Considerations” below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates of any series before some other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

In a Crossed Transaction, investors in the Senior Certificates should be aware that because the Class M Certificates and Class B Certificates represent interests in all loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a

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result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

As described under “Description of the Certificates—Allocation of Losses; Subordination” and “—Advances,” amounts otherwise distributable to holders of one or more classes of the Class M Certificates of any series may be made available to protect the holders of the related Senior Certificates and holders of any related Class M Certificates with a higher payment priority of that series against interruptions in distributions due to some mortgagor delinquencies on the mortgage loans in the related loan group, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Similarly, if the Certificate Principal Balances of the related Class M Certificates and Class B Certificates are reduced to zero, delinquencies on the mortgage loans in a loan group to the extent not covered by Advances will affect the yield to investors on the related Senior Certificates, particularly any related Senior Support Certificates more than otherwise anticipated because all or any portion of the amount of any shortfall resulting from such delinquencies and otherwise attributable to any class or classes of related Super Senior Certificates will be borne by the related class or classes Senior Support Certificates to the extent those certificates are then outstanding as and to the extent described in this term sheet supplement for that series. Consequently, after the related Class B Certificates and Class M Certificates, in the case of a Stacked Transaction, or the Class M Certificates and Class B Certificates, in the case of a Crossed Transaction, of any series are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates of that series, may be affected to a greater extent by losses in the related loan group. In addition, a higher than expected rate of delinquencies or losses on the mortgage loan in a loan group will also affect the rate of principal payments on one or more classes of the related Class M Certificates if it delays the scheduled reduction of the related Senior Accelerated Distribution Percentage affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

The amount of interest otherwise payable to holders of the offered certificates of any series will be reduced by any interest shortfalls with respect to the mortgage loans in the related loan group to the extent not covered by subordination or the master servicer, as described in the final term sheet for that series, including Prepayment Interest Shortfalls and, in the case of each class of the related Class M Certificates the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this term sheet supplement with respect to Prepayment Interest Shortfalls. See “Yield Considerations” in the related base prospectus and “Description of the Certificates—Interest Distributions” in this term sheet supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the related offered certificates and possible shortfalls in the collection of interest.

The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls on the mortgage loans in the related loan group allocable thereto in the month preceding any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See “Description of the Certificates—Interest Distributions” in this term sheet supplement.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be

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able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs with respect to the mortgage loans included in the trust established for any series could in turn delay the distribution of liquidation proceeds to the certificateholders of that series and increase the amount of Realized Losses on those mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan included in the trust established for any series from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust for that series to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates of that series with a Certificate Principal Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool—Mortgage Pool Characteristics" in this term sheet supplement and “Description of the Certificates—Assignment of Mortgage Loans” in the related base prospectus.

Pass-Through Rates

The yields to maturity on the offered certificates will be affected by their pass-through rates. Any class of Adjustable Rate Certificates may not always receive interest at a rate equal to the applicable index plus the related margin. In addition, if a class of offered certificates is subject to a cap based on the Net WAC Rate, and if the Net WAC Rate is less than the applicable index plus the related margin, the pass-through rate on that class of Adjustable Rate Certificates will be limited to the Net WAC Rate. Thus, the yield to investors in a class of Adjustable Rate Certificates will be sensitive to fluctuations in the level of the applicable index and will be adversely affected by the application of the Net WAC Rate cap. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in a lower pass-through rate on the related Adjustable Rate Certificates.

Investors in the Adjustable Rate Certificates should be aware that the mortgage loans have adjustable interest rates, in most cases after an initial fixed rate period, but their monthly payments and amortization schedules adjust annually and are subject to maximum interest rates and payment caps. Consequently, the interest that becomes due on the mortgage loans during the related Due Period may be less than interest that would accrue on the related Adjustable Rate Certificates at the rate of LIBOR or MTA, as the case may be, plus the applicable Pass-Through Margin. In a rising interest rate environment, the Adjustable Rate Certificates may receive interest at the Net WAC Rate for a protracted period of time. In addition, because the initial mortgage rates on the mortgage loans may be lower than the related minimum mortgage rates, and will remain fixed for the initial fixed rate period, the Net WAC Rate may initially be less than it will be once the mortgage loans have all adjusted to their fully-indexed rate. Therefore, prior to the month in which all of the mortgage loans have adjusted to their fully-indexed rate, there may be a greater risk that the Pass-Through Rate on any class of Adjustable Rate Certificates may be limited by the Net WAC Rate.

To the extent the Net WAC Rate is paid on any class of the certificates, the difference between the Net WAC Rate and the pass-through rate on such certificates (but not more than any cap as set forth in the final term sheet for such class of certificates), will create a basis risk shortfall that will carry forward with interest thereon. These basis risk shortfalls will only be payable from, if applicable, a yield maintenance agreement or other derivative instrument, or, as and to the extent specified in any final term sheet for a class of certificates, from funds otherwise distributable on the Class X-IO Component. In any event, these shortfalls may remain unpaid on the Optional Termination Date or the applicable final distribution date.

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Purchase Price

In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than anticipated at the time of purchase.

Assumed Final Distribution Date

The assumed final distribution date with respect to each class of the offered certificates will be specified in the final term sheet for a class of certificates or in the pooling and servicing agreement for that series. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. For example, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool. In addition, it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans in the related loan group could produce slower or faster principal distributions than indicated at the various constant percentages of CPR, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment on the mortgage loans in the related loan group under a variety of scenarios. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

Class X Certificate Yield Considerations

The pre-tax yield on the Class X Certificates will be sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans included in the related loan group, which rate may fluctuate significantly over time. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans included in the related loan group could result in the failure of those investors to fully recover their investments.

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Investors in the Class X Certificates should note that increases in any index applicable to any other class of certificates to which the pass-through rate on the Class X Certificates is related, the allocation of any Net Deferred Interest to the Class X Certificates, or the application of amounts otherwise distributable on the Class X Certificates to pay Carryover Shortfall Amounts to any other class of certificates which may be entitled to such payments, may have a material negative effect on the yield on the Class X Certificates and may reduce the yield to zero even if the prepayments on the mortgage loans are consistent with the investors expecatations as to prepayment rates.

Class M Certificate Yield Considerations

If the aggregate Certificate Principal Balance of the Class B Certificates or any group of Class B Certificates, in the case of a Stacked Transaction, is reduced to zero, the yield to maturity on the class of Class M Certificates with the lowest payment priority, in the case of a Crossed Transaction, or the related class of Class M Certificates in the case of a Stacked Transaction, will become extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the class of Class M, or the related class of Class M Certificates, in the case of a Stacked Transaction, with the lowest payment priority.

If the Certificate Principal Balances of the Class B Certificates, or any group of Class B Certificates, in the case of a Stacked Transaction, and any class of Class M Certificates, or related class M Certificates, in the case of a Stacked Transaction, having a lower payment priority have been reduced to zero, then the yield to maturity on the class of Class M, or related Class M Certificates, in the case of a Stacked Transaction, having the next highest payment priority will become extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to such class of Class M Certificates, or such related class of Class M Certificates, in the case of a Stacked Transaction.

Notwithstanding the assumed percentages of defaults, loss severity and prepayment assumed in determining the price on any class of Class M Certificates, it is highly unlikely that the related mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on such class of Class M Certificates are likely to differ from those assumed. There can be no assurance that the related mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on any class of Class M Certificates of any series will conform to the yields assumed. Moreover, the various remaining terms to maturity and mortgage rates of the related mortgage loans could produce slower or faster principal distributions than those assumed, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed.

Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M Certificates and particularly in classes of Class M Certificates with low payment priorities should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the offered certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the related base prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

The after-tax rate of return on the Residual Certificates of any series will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates of that series. Holders of Residual Certificates of any series may have tax liabilities with respect to their Residual

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Certificates during the early years of the trust for that series that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates of any series may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates of any series will depend on, among other things, the timing and amounts of prepayments and Realized Losses experienced on the mortgage loans in the related loan group.

The Residual Certificateholders of any series are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Material Federal Income Tax Consequences” in this term sheet supplement and “Material Federal Income Tax Consequences” in the related base prospectus.

POOLING AND SERVICING AGREEMENT

General

The certificates for each series will be issued under a series supplement for that series, dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement, dated as of January 1, 2006, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and Deutsche Bank Trust Company Americas, as trustee. Reference is made to the related base prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates for each series. The offered certificates of any series will be transferable and exchangeable at an office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder of any series without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement for that series. Requests should be addressed to the President, Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Under the pooling and servicing agreement of any series, transfers of Residual Certificates of that series are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement for that series. See “Material Federal Income Tax Consequences” in this term sheet supplement and “Material Federal Income Tax Consequences —REMICs—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations” and “—Noneconomic REMIC Residual Certificates” in the related base prospectus. In addition to the circumstances described in the related base prospectus, the depositor may terminate the trustee for any series for cause under specified circumstances. See “The Pooling and Servicing Agreement—The Trustee” in the related base prospectus.

Custodial Arrangements

The trustee will appoint Wells Fargo Bank, N.A., to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage loans. The custodian will maintain mortgage loan files that contain originals of the notes, mortgages, assignments and allonges in vaults located at the sponsor’s premises in Minnesota. Only the custodian has access to these vaults. A shelving and filing system segregates the files relating to the mortgage loans from other assets serviced by the master servicer.

The Master Servicer and Subservicers

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Master Servicer. The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

•	receiving funds from subservicers,

•	reconciling servicing activity with respect to the mortgage loans,

•	calculating remittance amounts to certificateholders,

•	sending remittances to the trustee for distributions to certificateholders,

•	investor and tax reporting,

•	coordinating loan repurchases,

•	oversight of all servicing activity, including subservicers,

•	following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,

•	approval of loss mitigation strategies,

•              management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure,

•              providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

The master servicer may, from time to time, outsource certain of its servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

For a general description of the master servicer and its activities, see “Sponsor and Master Servicer” in this term sheet supplement. For a general description of material terms relating to the master servicer’s removal or replacement, see “The Pooling and Servicing Agreement Rights Upon Event of Default” in the related base prospectus.

Subservicer Responsibilities. Subservicers are generally responsible for the following duties:

•	communicating with borrowers;

•	sending monthly remittance statements to borrowers;

•	collecting payments from borrowers;

•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

•

accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

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•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;

•	accurate and timely reporting of negative amortization amounts, if any;

•	paying escrows for borrowers, if applicable;

•	calculating and reporting payoffs and liquidations;

•	maintaining an individual file for each loan; and

•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Homecomings Financial Network, Inc. The subservicing agreement between the Master Servicer and Homecomings provides that Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware corporation and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of Residential Funding Corporation in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. The operations of each of the acquired companies have been integrated into Homecomings’ servicing operations. The majority of the mortgage loans currently master serviced by Residential Funding Corporation are subserviced by Homecomings. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties and subprime mortgage loans. Homecomings may perform special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings’ servicing activities have included the activities specified above under “—Subservicer responsibilities”.

Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8 K providing any required additional disclosure regarding such subservicer.

Servicing and Other Compensation and Payment of Expenses

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be a per annum percentage of the outstanding principal balance of that mortgage loan as set forth in the final term sheet for a class of certificates. The servicing fees consist of (a) servicing fees payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to a per annum percentage of the outstanding principal balance of each mortgage

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loan. As described in the related base prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to a per annum percentage of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust for any series and incurred by the master servicer in connection with its responsibilities under the related pooling and servicing agreement. The master servicing fee may be reduced if a master servicer is appointed in certain circumstances, but may not be increased. See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in the related base prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders, except as may otherwise be set forth in any final term sheet for any series:

Description	Amount	Receiving Party
Master Servicer Fee	0.05% per annum of the principal balance of each mortgage loan	Master Servicer
Subservicer Fee	0.375% per annum of the principal balance of each mortgage loan serviced by a subservicer	Subservicers

In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

Reports to Certificateholders

On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans of that series. The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders of that series and other parties to the pooling and servicing agreement via the trustee’s internet website. See also “Pooling and Servicing Agreement Reports to Certificateholders” in the related base prospectus for a more detailed description of certificateholder reports.

Voting Rights

There are actions specified in the related base prospectus that may be taken by holders of certificates of any series evidencing a specified percentage of all undivided interests in the related trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. All voting rights for any series will be allocated among all holders of the certificates of that series as described in the pooling and servicing agreement for that series. The pooling and servicing agreement for any series may be amended without the consent of the holders of the Residual Certificates of that series in specified circumstances.

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Termination

The circumstances under which the obligations created by the pooling and servicing agreement for any series will terminate relating to the offered certificates of that series are described under “The Pooling and Servicing Agreement —Termination; Retirement of Certificates” in the related base prospectus.

With respect to any Stacked Transaction, the master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans in a loan group is less than 10% of the aggregate Stated Principal Balance of those mortgage loans as of the cut-off date after deducting payments of principal due during the month of the cut-off date, either to purchase all remaining mortgage loans in that loan group and other assets in the trust related thereto, thereby effecting early retirement of the related certificates or to purchase, in whole but not in part, the related certificates.

With respect to any Crossed Transaction, Residential Funding or its designee will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date after deducting payments of principal due during the month of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust related thereto, thereby effecting early retirement of the certificates or to purchase, in whole but not in part, the certificates.

Any such purchase of the mortgage loans in any loan group or the mortgage loans and other assets of the trust related thereto shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each related mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

Distributions on the certificates relating to any optional termination will be paid, first, to the related Senior Certificates, second, to the related Class M Certificates, in the case of a Stacked Transaction, or the Class M Certificates, in the case of a Crossed Transaction, in the order of their payment priority and, third, to the related Class B Certificates, in the case of a Stacked Transaction, or the Class M Certificates, in the case of a Crossed Transaction. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates of that series if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus the Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates of any series, the master servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates for any series under the circumstances described in the two preceding paragraphs, the holders of the offered certificates of that series will be entitled to receive an amount equal to the Certificate Principal Balance of that class plus Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, plus any

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previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates will not be reimbursed. In addition, distributions to the holders of the most subordinate class of related certificates, in the case of a Stacked Transaction, or most subordinate class of certificates, in the case of a Crossed Transaction, outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust for that series resulting from a purchase of all the assets of that trust.

The Trustee

The trustee under the pooling and servicing agreement (as described below), is a national banking association. It has served as a trustee for securities backed by first liens on one- to four-family residential properties.

Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

The trustee’s duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

The master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee’s negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee’s part arising out of the acceptance and administration of the trust.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Any costs associated with removing and replacing a trustee will be paid by the master servicer.

LEGAL PROCEEDINGS

There are no material pending legal or other proceedings involving the mortgage loans or Residential Funding Corporation, as sponsor and master servicer, Residential Accredit Loans, Inc. as

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depositor, the Trust as the issuing entity, or Homecomings, as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

Residential Funding and Homecomings are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and Homecomings that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or Homecomings. Any such unfavorable outcome could adversely affect the ability of Residential Funding Corporation or Homecomings to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will render an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust, exclusive of a yield maintenance agreement, if any, will qualify as one or more REMICs under the Internal Revenue Code.

For federal income tax purposes:

•	the Class R Certificates collectively will represent ownership of the sole class of “residual interests” in each of the REMICs; and
•

each class of offered certificates, other than the Class R Certificates, and the Class B Certificates will represent ownership of “regular interests” in a REMIC, will generally be treated as debt instruments of that REMIC and may also represent the right to receive payments from a reserve fund, if applicable, and payments under the yield maintenance agreement.

See “Material Federal Income Tax Consequences—REMICs” in the related base prospectus.

For federal income tax purposes, the offered certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100% of the prepayment assumption used to price the offered certificates. No representation is made that the mortgage loans will prepay at that rate or at any other rate. The use of a zero prepayment assumption may be required in calculating the amortization of premium. See “Material Federal Income Tax Consequences—General” and “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the related base prospectus.

The Internal Revenue Service, or IRS, has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Class A-V Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Class A-V Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

If the method for computing original issue discount described in the related base prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the Internal Revenue Service, or IRS.

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Certain classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Premium” in the related base prospectus.

The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates, exclusive of any interest payable to a certificate related to a yield maintenance agreement, if any, in respect of amounts received pursuant to such yield maintenance agreement, will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the Residual Certificates and, in the case of a certificate related to a yield maintenance agreement, if any, exclusive of the portion thereof representing the right to receive payments from amounts received pursuant to such yield maintenance agreement, will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer to repurchase the offered certificates may adversely affect any REMIC that holds the

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offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See “The Pooling and Servicing Agreement—Termination” in this term sheet supplement and “Material Federal Income Tax Consequences—REMICs— Characterization of Investments in REMIC Certificates” in the related base prospectus.

Special Tax Considerations Applicable to Certificates Related to any Yield Maintenance Agreement.

Each holder of a certificate related to a yield maintenance agreement, if any, is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in payments to be made under such yield maintenance agreement. The treatment of amounts received by the holder of a certificate related to a yield maintenance agreement, if any, under such certificateholder’s right to receive payments under such yield maintenance agreement will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a certificate related to a yield maintenance agreement, if any, must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments under such yield maintenance agreement in accordance with the relative fair market values of each property right. The master servicer intends to treat payments made to the holders of any certificates related to a yield maintenance agreement, if any, with respect to the payments under such yield maintenance agreement as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments under a yield maintenance agreement as discrete property rights. Holders of a certificate related to a yield maintenance agreement, if any, are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of certificates related to a yield maintenance agreement, if any, will be unable to use the integration method provided for under such regulations with respect to such certificates. If the master servicer’s treatment of payments under a yield maintenance agreement is respected, ownership of the right to the payments under a yield maintenance agreement will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under such yield maintenance agreement under the notional principal contract regulations.

In the event that the right to receive the payments under a yield maintenance agreement is characterized as a “notional principal contract” for federal income tax purposes, upon the sale of a certificate related to a yield maintenance agreement, the amount of the sale allocated to the selling certificateholder’s right to receive payments under such yield maintenance agreement would be considered a “termination payment” under the notional principal contract regulations allocable to the related certificate. A holder of a certificate related to a yield maintenance agreement would have gain or loss from such a termination of the right to receive payments in respect of the payments under the yield maintenance agreement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

Gain or loss realized upon the termination of the right to receive payments under a yield maintenance agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift

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institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

For further information regarding federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences—REMICs” in the related base prospectus.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

•	the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

•	Is not a disqualified organization;

•	is not acquiring the Residual Certificate on behalf of a disqualified organization; and

•	will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

•	a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

•

a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See “Material Federal Income Tax Consequences —REMICs—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the related base prospectus.

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The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See “Material Federal Income Tax Consequences —REMICs—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the related base prospectus.

The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the terms of the REMICs that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMICs with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of each REMIC’s term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs’ earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the “wash sale” rules of Section 1091 of the Internal Revenue Code, may cause the Residual Certificateholders’ after-tax rate of return to be zero or negative even if the Residual Certificateholders’ pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through certain pass-through entities, a Residual Certificate may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder’s regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder’s alternative minimum tax liability. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” in the related base prospectus.

The IRS has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC’s return.

Residential Funding will be designated as the “tax matters person” with respect to each REMIC as defined in the REMIC Provisions, as defined in the related base prospectus, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

Purchasers of the Residual Certificates are encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

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For further information regarding the federal income tax consequences of investing in the Residual Certificates, see “Certain Yield and Prepayment Considerations—Additional Yield Considerations Applicable Solely to the Residual Certificates” in this term sheet supplement and “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates” in the related base prospectus.

Tax Return Disclosure and Investor List Requirements

Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the Certificates. Congress has enacted provisions that impose significant penalties for failure to comply with these disclosure requirements. Investors in Residual Certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the issuing entity and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

Penalty Protection

If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the related base prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

USE OF PROCEEDS

The net proceeds from the sale of the offered certificates of any series to the underwriter or the underwriters for any series will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans included in the trust established for that series or for general corporate purposes. See “Method of Distribution” in this term sheet supplement.

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of the related underwriting agreement for any series, each underwriter set forth in any final term sheet and the prospectus supplement for that series with respect to any class of offered certificates of that series will serve as an underwriter for each applicable class and will agree to purchase and the depositor will agree to sell each applicable class of the Senior Certificates of that series and the Class M Certificates of that series, except that a de minimis portion of the Residual Certificates of that series will be retained by Residential Funding. Each applicable class of certificates of any series being sold to an underwriter are referred to as the underwritten certificates for any series. It is expected that delivery of the underwritten certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates for any series, other than the de minimis portion retained by Residential Funding, will be made at the offices of the applicable underwriter on the closing date for that series against payment therefor in immediately available funds.

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In connection with the underwritten certificates, of any series, each underwriter has agreed, in accordance with the terms and conditions of the related underwriting agreement for that series, to purchase all of each applicable class of the underwritten certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

Any related underwriting agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each applicable class of the underwritten certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the underwritten certificates of any series by any applicable underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates for any series, before deducting expenses payable by the depositor, shall be set forth in the prospectus supplement for that series. The underwriter for any class of any series may effect these transactions by selling the applicable underwritten certificates of any series to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the applicable underwritten certificates of any series, the underwriter for any class of that series may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates of any series are also underwriters of that series under the Securities Act of 1933. Any profit on the resale of the underwritten certificates of that series positioned by an underwriter would be underwriting compensation in the form of underwriting discounts and commissions under the Securities Act.

Each underwriting agreement for any series will provide that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

There is currently no secondary market for the offered certificates. The underwriter for any class of any series may make a secondary market in the underwritten certificates of that series but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates of any series will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

If more than one underwriter has agreed to purchase offered certificates, those underwriters will be identified in the final term sheet with respect to such class of certificates.

The primary source of information available to investors concerning the offered certificates of any series will be the monthly statements discussed in the related base prospectus under “Description of the Certificates—Reports to Certificateholders” and in this term sheet supplement under “Pooling and Servicing Agreement—Reports to Certificateholders,” which will include information as to the outstanding principal balance or notional amount of the offered certificates of that series. There can be no assurance that any additional information regarding the offered certificates of any series will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates for any series becomes available.

LEGAL OPINIONS

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Certain legal matters relating to the certificates of any series will be passed upon for the depositor, and Residential Funding Securities Corporation if it is an underwriter of that series, by Orrick, Herrington & Sutcliffe LLP, New York, New York and for each underwriter, other than Residential Funding Securities Corporation, by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated in the final term sheet for a class of certificates by one or more rating agencies including by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Standard & Poor’s or S&P, Moody’s Investors Service, Inc. or Moody’s, or Fitch Ratings, or Fitch.

Standard & Poor’s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the related pooling and servicing agreement. Standard & Poor’s ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with the related certificates, and the extent to which the payment stream in the related mortgage pool is adequate to make payments required under the related certificates. Standard & Poor’s rating on the certificates of any series will not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. See “Certain Yield and Prepayment Considerations” in this term sheet supplement. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

The rating assigned by Moody’s to the offered certificates address the likelihood of the receipt by the offered certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody’s ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody’s ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the mortgage loans.

The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch’s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch’s ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the underlying mortgage loans. The rating on any class of Residual Certificates only addresses the return of its Certificate Principal Balance and interest on that class Residual Certificates at the related pass-through rate.

The ratings do not address the likelihood of the receipt of any amounts in respect of Carryover Shortfall Amounts.

The ratings do not address the likelihood that prepayment charges will be paid to holders of any class entitled to prepayment charges.

There can be no assurance as to whether any rating agency other than the rating agencies designated in the final term sheet for a class of certificates will rate the Senior Certificates or the Class M Certificates of any series, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates of any series by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates of that series by the rating agency or rating agencies requested by the depositor to rate those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the

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offered certificates of any series are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

LEGAL INVESTMENT

The offered certificates identified in the final term sheet with respect to such class of certificates will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The remaining classes of certificates will not constitute “mortgage related securities” for purposes of SMMEA.

One or more classes of the offered certificates of any series may be viewed as “complex securities” under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

The depositor makes no representations as to the proper characterization of any class of the offered certificates of any series for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates of any series under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates of any series. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the related base prospectus.

ERISA CONSIDERATIONS

A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under “ERISA Considerations—ERISA Plan Asset Regulations” in the related base prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the [Senior (Non Subordinate)] Certificates, as well as the [Senior Support] and [Subordinate] Certificates by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under “ERISA Considerations—Prohibited Transaction Exemption” in the related base prospectus, provided that those certificates are rated at least “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s or Fitch Ratings, or Fitch, at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirements that (1) any ERISA plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and (2) in the case of the [Senior Support] and [Subordinate] Certificates, none of the mortgage loans may be less than fully secured and, in the case of the Class [Senior (Non Subordinate)] Certificates, none of the mortgage loans may have an LTV ratio that exceeds 125%, based on the fair market value of the collateral on the closing date of the mortgage loans represented by the certificates and all other mortgage loans secured by a lien of

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equal or higher priority on the same collateral. All of the mortgage loans represented by the offered certificates provide for negative amortization. Although each mortgage loan represented by the offered certificates will be fully secured as of the closing date, it is conceivable that, after the closing date, a small percentage of the loans could, due to negative amortization, have an outstanding balance that exceeds 100%, but not 125%, of the value of the related collateral. The mortgage pool has been so structured as to reduce to an immaterial level the probability that such a result would occur.

The Department of Labor issued Prohibited Transaction Exemption, or PTE, 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) which amended the RFC exemption and similar exemptions issued to other underwriters. This allows the trustee to be affiliated with the underwriters despite the restriction in PTE 2000-58 to the contrary.

Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan investor; (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch or Moody’s; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the ERISA plan investor:

•	is permissible under applicable law;
•	will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and
•	will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the related base prospectus.

The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

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